UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Ambarella, Inc.

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AMBARELLA, INC.

3101 JAY STREET

SANTA CLARA, CA 95054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 17, 2021

Dear Shareholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ambarella, Inc., a Cayman Islands company, will be held on Thursday, June 17, 2021, at 9:00 a.m. Pacific Time at 3101 Jay Street, Santa Clara, CA 95054 for the following purposes:

1.	To elect the three (3) nominees for Class III director named herein to hold office until the 2024 Annual Meeting of Shareholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Ambarella, Inc. for the fiscal year ending January 31, 2022.

3.	To approve, on an advisory basis, executive compensation.

4.	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.

5.	To approve the Ambarella, Inc. 2021 Equity Incentive Plan.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement, which is available at www.edocumentview.com/AMBA. This notice, the Notice of Internet Availability, the Proxy Statement, the 2021 Annual Report, and the form of proxy are being made available to shareholders on or about April 30, 2021. We are providing access to our proxy materials over the Internet under the rules and regulations adopted by the U.S. Securities and Exchange Commission.

The record date for the Annual Meeting is April 16, 2021. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We are not aware of any other business to come before the Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. We look forward to your attendance at the Annual Meeting.

Potential Impact of Coronavirus (COVID-19) Pandemic on Annual Meeting

We intend to hold the Annual Meeting in person. However, developments regarding the coronavirus (COVID-19) pandemic may impact our ability to do so. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting, in part, by means of remote communication. We may also need to change the date or the time of the meeting. We will update shareholders through a press release and a filing with the Securities and Exchange Commission in the event of a change to the date, time or location of the Annual Meeting.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required in order for shareholders to gain access to any meeting utilizing remote communication.

By Order of the Board of Directors

Michael Morehead

General Counsel and Secretary

Santa Clara, California

April 30, 2021

You are cordially invited to attend the meeting in person. Your vote is important. Whether or not you expect to attend the meeting, please vote your shares as instructed in the Notice of Internet Availability, which is being mailed to you on April 30, 2021, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

-i-

-ii-

Ambarella, Inc.

3101 Jay Street

Santa Clara, CA 95054

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION

In connection with the solicitation of proxies by the Board of Directors of Ambarella, Inc., a Cayman Islands company (the “Board”), and pursuant to the rules and regulations adopted by the U.S. Securities and Exchange Commission, we are furnishing our proxy materials to shareholders for use at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”), and any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, June 17, 2021, at 9:00 a.m. Pacific Time at our offices located at 3101 Jay Street, Santa Clara, CA 95054.

We have mailed the Notice of Internet Availability to all shareholders and beneficial owners of record as of the record date, April 16, 2021. All shareholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our 2021 Annual Report to Shareholders for the fiscal year ended January 31, 2021. The Notice of Internet Availability includes information on how to access the proxy materials, how to submit your vote over the Internet or by phone or how to request a paper copy of the proxy materials. This Proxy Statement and our 2021 Annual Report to Shareholders are available at www.edocumentview.com/AMBA. If you are a shareholder of record, you also may view these materials at http://www.envisionreports.com/AMBA.

We intend to hold the Annual Meeting in person as indicated above. However, developments regarding the coronavirus (COVID-19) pandemic may impact our ability to do so. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting, in part, by means of remote communication. We may also need to change the date or the time of the meeting. We will update shareholders through a press release and a filing with the Securities and Exchange Commission in the event of a change to the date, time or location of the Annual Meeting. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required in order for shareholders to gain access to any meeting utilizing remote communication.

References to “the Company,” “Ambarella,” “we,” “us” or “our” throughout this Proxy Statement mean Ambarella, Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Notice of Internet Availability

Instead of mailing a paper copy of our proxy materials, we have provided access to our proxy materials over the Internet, which are available at www.edocumentview.com/AMBA. If you are a shareholder of record, you also may view these materials at http://www.envisionreports.com/AMBA. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, the Notice of Internet Availability has been sent to our shareholders of record and beneficial owners as of the record date, April 16, 2021. The Notice of Internet Availability includes information on how to access the proxy materials, how to submit your vote via the Internet and how to request a paper copy of the proxy materials. By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meeting of shareholders on the environment.

Appointment of Proxy Holders

The Board asks you to appoint Feng-Ming (Fermi) Wang, Kevin C. Eichler and Michael Morehead as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting your shares by proxy, as instructed in the Notice of Internet Availability.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.

Unless you otherwise indicate, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was made available to shareholders and which may be properly presented for action at the Annual Meeting.

Who Can Vote

Only shareholders of record at the close of business on April 16, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 36,263,104 ordinary shares outstanding and entitled to vote. Each holder of ordinary shares is entitled to one vote for each share held as of April 16, 2021. There is no cumulative voting in the election of directors.

Shareholder of Record: Shares Registered in Your Name

If on April 16, 2021, your shares were registered directly in your name with Ambarella’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by proxy over the Internet, by telephone, or by mail as instructed in the Notice of Internet Availability to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 16, 2021, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Statement is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How You Can Vote

You may either vote “For” the nominees for Class III Director or you may “Withhold” your vote for the nominees. For proposals 2, 3 and 5, you may vote “For” or “Against” or abstain from voting. For proposals 4, you may vote for “One Year”, “Two Years” or “Three Years” or abstain from voting.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy over the Internet, by telephone or by mail, as instructed in the Notice of Internet Availability. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 16, 2021 to be counted.

•	To vote through the Internet, go to http://www.envisionreports.com/AMBA to complete an electronic proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 16, 2021 to be counted.

•

To vote using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), simply complete, sign and date the proxy card and return it promptly in the envelope to be provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive the Notice of Internet Availability from that organization rather than from Ambarella. Simply follow the voting instructions in the Notice of Internet Availability to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.

If you have any questions or need assistance in voting your share or authorizing your proxy, please call the firm assisting us in the solicitation of proxies:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 200-8501

Matters to be Voted Upon

There are five matters scheduled for a vote at the Annual Meeting:

•	Election of the three (3) directors named as nominees for Class III director in this Proxy Statement to hold office until the 2024 Annual Meeting of Shareholders;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2022;

•	Approval, on an advisory basis, of executive compensation, as described in this Proxy Statement;

•	Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and

•	Approval of the Ambarella, Inc. 2021 Equity Incentive Plan, as described in this Proxy Statement.

If you are a shareholder of record and you vote via the Internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized to vote your shares will vote:

•	FOR each of the three (3) nominees for Class III director named herein to hold office until the 2024 Annual Meeting of Shareholders;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2022;

•	FOR the approval, on an advisory basis, of executive compensation, as described in this Proxy Statement;

•	FOR “One Year” for the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and

•	FOR the approval of the Ambarella, Inc. 2021 Equity Incentive Plan.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should follow the voting instructions provided by your broker, bank other agent in order to instruct your broker, bank or other agent how to vote your shares.

Revocation of Proxies

Shareholders of record can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date prior to the Annual Meeting.

Beneficial owners of shares held in street name must contact their broker, bank or other agent to revoke any prior voting instructions.

Required Vote

Directors are elected by a plurality vote, which means that the three (3) nominees for Class III director receiving the most affirmative votes will be elected. All other matters submitted for shareholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 36,263,104 shares outstanding and entitled to vote. As a result, shareholders holding at least 18,131,553 shares will need to be present at the meeting in person or represented by proxy to constitute a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) over the Internet, by telephone, by mail or if you attend the Annual Meeting in person. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote “against” such matter.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors), Proposal 3 (approval of the advisory vote on executive compensation), Proposal 4 (approval of the frequency of future advisory votes on executive compensation) and Proposal 5 (approval of the 2021 Equity Incentive Plan) are not considered routine matters, and without your instruction, your broker cannot vote your shares as to those proposals. If your broker returns a proxy but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposal 1, Proposal 3, Proposal 4 or Proposal 5, broker non-votes will not be counted for the purpose of determining the number of votes cast on such proposals.

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to the election of directors, “For” and “Withhold” votes and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes, although counted toward the quorum requirement, will not be counted towards the vote total for any proposal.

Other Matters Brought Before the Meeting

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Solicitation of Proxies

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Alliance Advisors LLC (“Alliance Advisors”) to assist with the solicitation of proxies for an estimated fee of $30,000 plus reimbursement of expenses. We have agreed to indemnify Alliance Advisors against certain liabilities arising out of our agreement with Alliance Advisors. We also may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Voting Results

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that the Company expects to file within four business days after the Annual Meeting. If final voting results are not available in time to file a Form 8-K within four business days after the meeting, the Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

Important Notice Regarding Availability of Proxy Materials

This Proxy Statement and our 2021 Annual Report to Shareholders are available at www.edocumentview.com/AMBA. Please promptly vote your shares as instructed in the Notice of Internet Availability. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Ambarella’s Board of Directors, or the Board, currently has nine (9) members. The authorized number of directors may be changed by resolution of the Board. Vacancies on the Board may be filled only by a majority of the remaining directors even if less than a quorum, unless the Board determines that the vacancies shall be filled by the shareholders. A director elected to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board is divided into three classes, Class I, Class II and Class III, which serve staggered three-year terms:

•	Class I directors are Dr. Chenming C. Hu, Dr. Teresa H. Meng and Dr. Feng-Ming (“Fermi”) Wang and their current terms will expire at the annual meeting of shareholders to be held in 2022.

•	Class II directors are Leslie Kohn, D. Jeffrey Richardson and Elizabeth M. Schwarting and their current terms will expire at the annual meeting of shareholders to be held in 2023.

•	Class III directors are Dr. Hsiao-Wuen Hon, Christopher B. Paisley and Andrew W. Verhalen and their current terms will expire at the upcoming Annual Meeting to be held on June 17, 2021.

The Board, upon the recommendation of the nominating and corporate governance committee, has selected Dr. Hon, Mr. Paisley and Mr. Verhalen as nominees for election as Class III directors at the upcoming Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR each of the three (3) nominees. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board to fill the vacancy. The three (3) nominees for Class III director receiving the highest number of affirmative votes will be elected as Class III directors and will serve until the annual meeting of shareholders to be held in 2024 or until their successors are elected and qualified.

The names of the nominees for election as Class III directors, who have been nominated by the Board, and the names of the continuing directors not up for election at the Annual Meeting, along with certain biographical information about the nominees and continuing directors, including the director’s business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings (if applicable), and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the director should continue to serve on the Board, are set forth below.

Names of Nominees for Class III Directors	Age	Position(s)
Hsiao-Wuen Hon, Ph.D (2)	57	Director
Christopher B. Paisley (1)(3)	68	Director
Andrew W. Verhalen (3)(4)	65	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Lead Independent Director

Hsiao-Wuen Hon, Ph.D. has been a member of our Board since August 2017. Dr. Hon is currently the Corporate Vice President, Asia-Pacific R&D Group Chairman of Microsoft Corporation (“Microsoft”), a position he has held since October 2015. Previously, beginning in November 2007, he served as Managing Director of Microsoft Research Asia. Dr. Hon has been employed at Microsoft since 1995 in various capacities, including Deputy Managing Director of Microsoft Research Asia, Chief Architect of the Natural Interaction Service

Division, and Principal Researcher. Prior to joining Microsoft, Dr. Hon served as Technology Director of the Apple-ISS Research Center on behalf of Apple Corporation. Dr. Hon received a Bachelor of Science degree in Electrical Engineering from National Taiwan University, a Master of Science degree in Computer Science, Artificial Intelligence from Carnegie Mellon University, and a Ph.D. degree in Computer Science, Artificial Intelligence, Speech Recognition from Carnegie Mellon University. We believe that Dr. Hon possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in artificial intelligence and managerial experience in the technology industry as Corporate Vice President, Asia-Pacific R&D Group Chairman of Microsoft.

Christopher B. Paisley has served as a member of our Board since August 2012. Since January 2001, Mr. Paisley has served as the Dean’s Executive Professor of Accounting at the Leavey School of Business at Santa Clara University. Mr. Paisley also serves on the board of directors of Equinix, Inc., a provider of network colocation, interconnection and managed services, Fastly, Inc., a cloud computing services provider, and Fortinet, Inc., a provider of unified threat management solutions. Mr. Paisley also served on the board of directors of Fitbit, Inc., a connected health and fitness company, from January 2015 to May 2020, and YuMe, Inc., a digital media advertising company, from November 2012 to February 2018. Mr. Paisley holds a B.A. degree in business economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles. We believe that Mr. Paisley possesses specific attributes that qualify him to serve as a member of our Board, including expertise in finance, including accounting and financial reporting, as a chief financial officer and in other finance roles and currently as a professor in the field of accounting and finance. Mr. Paisley also has over 20 years of outside board experience, which includes serving as audit committee chairman, at numerous public and private companies.

Andrew W. Verhalen has been a member of our Board since January 2004. Mr. Verhalen has served as a General Partner of Matrix Partners, a venture capital firm, since 1992. He currently serves on the board of directors of a private technology company in which Matrix Partners has invested and has served in the past on six public technology company boards of directors. Prior to joining Matrix Partners, Mr. Verhalen was an executive at 3Com Corporation from July 1986 through November 1991. He served as Vice President and General Manager of the Network Adapter Division for three years and as a Director or Vice President of Marketing for two years. From July 1981 to July 1986, Mr. Verhalen served in various marketing and strategic planning roles at Intel Corporation. Mr. Verhalen holds a B.S.E.E. degree, a M.Eng. degree and a M.B.A. from Cornell University. We believe that Mr. Verhalen possesses specific attributes that qualify him to serve as a member of our Board, including his experience as a technology-focused investor, which gives him in-depth knowledge of, and exposure to, current technology and industry trends and developments, providing us with insight into our industry and target markets, as well as his past experience serving on the boards of directors of six public technology companies.

Names of Continuing Directors	Age	Position(s)
Chenming C. Hu, Ph.D.(1)(2)	73	Director
Leslie Kohn	64	Chief Technology Officer and Director
Teresa H. Meng, Ph.D.(2)	60	Director
D. Jeffrey Richardson(1)(2)(3)	56	Director
Elizabeth M. Schwarting(3)	58	Director
Feng-Ming (Fermi) Wang, Ph.D.	57	Chairman of the Board of Directors, President and Chief Executive Officer

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee

Chenming C. Hu, Ph.D. has been a member of our Board since November 2011. Since 1976, Dr. Hu has been a professor in electrical engineering and computer sciences at the University of California, Berkeley, where he has been the TSMC Distinguished Chair Professor Emeritus and Professor in the Graduate School since 2010. He was the Chief Technology Officer of TSMC from 2001 to 2004. Dr. Hu was the founding chairman of Celestry Design Technologies, which was acquired by Cadence Design Systems in 2002. Dr. Hu also serves on the board of directors of Inphi Corporation, a fabless semiconductor company, and ACM Research, Inc., a semiconductor equipment producer. Dr. Hu previously served as a director of Fortinet, Inc. from 2012 to 2015, and SanDisk Corporation from 2009 to 2016, when it merged with Western Digital Corporation. Dr. Hu is a member of the U.S. National Academy of Engineering and the Chinese Academy of Sciences, and Taiwan’s Academia Sinica. Dr. Hu received his B.S. degree from National Taiwan University and his M.S. degree and Ph.D. from the University of California, Berkeley, all in Electrical Engineering. We believe that Dr. Hu possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the microelectronics and semiconductor industries as Chief Technology Officer of TSMC and as a current and former board member of a number of technology companies, as well as his experience in academia as a professor of microelectronics, which gives him in-depth knowledge of current technology trends and developments.

Leslie Kohn has served as our Chief Technology Officer and a member of our Board since he co-founded Ambarella in January 2004. Prior to co-founding Ambarella, Mr. Kohn was Chief Technology Officer and co-founder of Afara Websystems from November 2000 to July 2002. After Afara’s acquisition by Sun Microsystems in July 2002, Mr. Kohn served as a fellow at Sun Microsystems until August 2003. Mr. Kohn served as Chief Architect of C-Cube Microsystems from February 1995 to October 2000. Prior to joining C-Cube Microsystems, Mr. Kohn served in engineering and management positions with Sun Microsystems, Intel Corporation and National Semiconductor. Mr. Kohn holds a B.S. degree in physics from California Institute of Technology. We believe that Mr. Kohn possesses specific attributes that qualify him to serve as a member of our Board, including his role in developing our technology, his leadership as our co-founder and his years of experience in the digital video industry.

Teresa H. Meng, Ph.D. has been a member of our Board since October 2018. Dr. Meng is the Reid Weaver Dennis Professor of Electrical Engineering, Emerita, at Stanford University. Her research activities at Stanford focused on low-power circuit and system design, video signal processing, and wireless communications. Dr. Meng took leave from Stanford in 1998 and founded Atheros Communications Inc., a provider of semiconductor system solutions for wireless network communications products, after which she returned to Stanford in 2000 to continue her teaching and research and directed a research group exploring wireless power transfer and implantable bio-medical devices. Dr. Meng retired from Stanford in 2013. Dr. Meng currently serves as a member of the advisory board of Atmosic Technologies. Dr. Meng is a Fellow of the IEEE and a member of the National Academy of Engineering. She holds a B.S. degree in Electrical Engineering from National Taiwan University and M.S. and Ph.D. degrees in Electrical Engineering and Computer Sciences from the University of California, Berkeley. We believe that Dr. Meng possesses specific attributes that qualify her to serve as a member of our board of directors, including her extensive experience in low-power circuit and system design and video signal processing, as well as her experience in the technology industry as a founder of Atheros Communications.

D. Jeffrey Richardson has been a member of our Board since March 2014. Mr. Richardson served as a senior executive of LSI Corporation (“LSI”), a semiconductor company, from 2005 until LSI’s acquisition by Avago Technologies Company in May 2014, including most recently serving as Executive Vice President and Chief Operating Officer. He earlier served as General Manager of the Semiconductor Solutions Group, Executive Vice President of the Networking and Storage Products Group, Executive Vice President and General Manager of the Custom Solutions Group and as Executive Vice President of Worldwide Strategic Planning. Prior to joining LSI, Mr. Richardson served in several capacities at Intel Corporation, including as its Vice President and General Manager of Server Platform Group and Vice President and General Manager of Enterprise Platforms and Services Division. Mr. Richardson currently serves on the board of directors of Kulicke and Soffa Industries, Inc., a provider of semiconductor capital equipment, and Lattice Semiconductor Corporation, a semiconductor company. Mr. Richardson received a B.S. degree in electrical engineering from the University of Colorado

Boulder. We believe that Mr. Richardson possesses specific attributes that qualify him to serve as a member of our Board, including his extensive managerial experience in the semiconductor industry as Chief Operating Officer of LSI and senior management positions with LSI and Intel, and as a board member of Lattice and Kulicke and Soffa.

Elizabeth M. Schwarting has been a member of our Board since June 2020. Since October 2015, Ms. Schwarting has been the Principal Member of DBS Ventures, LLC. where she serves as a consultant for various audiences relating to the automotive market, including automotive technology (with a special emphasis on ADAS/Automated Driving), regulatory trends and business development. From 2009 to 2015, Ms. Schwarting served as Vice President of the Electronic Controls business unit for Delphi Corporation (now Aptiv PLC). As a member of the Executive Committee, she led a global team responsible for the Automotive ADAS and Safety Electronics product lines and the Body Electronics and Security product lines, as well as Power Electronics (for Hybrid and Electric Vehicles). From 1999 to 2009, Ms. Schwarting held several leadership positions at Delphi, including Vice President, Safety Systems, Global Director, Sales and Marketing, and General Motors Global Customer Director. Prior to joining Delphi, Ms. Schwarting held the position of General Manager and Vice President, Strategic Accounts for Eastman Kodak Company within the Consumer Imaging Division. Ms. Schwarting received a B.S. degree in language arts from the University of Nebraska. We believe that Ms. Schwarting possesses specific attributes that qualify her to serve as a member of our Board, including her extensive managerial experience in the automotive industry in senior management positions with Delphi, as well as her sales and customer management experience with Eastman Kodak.

Feng-Ming (Fermi) Wang, Ph.D. has served as our Chairman of the Board of Directors, President and Chief Executive Officer since he co-founded Ambarella in January 2004. Prior to co-founding Ambarella, Dr. Wang was Chief Executive Officer and co-founder of Afara Websystems, a developer of throughput-oriented microprocessor technology, from November 2000 to July 2002, when Afara was acquired by Sun Microsystems, Inc. Before founding Afara, Dr. Wang served in various positions at C-Cube Microsystems, Inc., a digital video company, from August 1991 to August 2000, and last served as Vice President and General Manager from 1997 to 2000. Dr. Wang holds a B.S. degree in electrical engineering from National Taiwan University and an M.S. degree and Ph.D. in electrical engineering from Columbia University. We believe that Dr. Wang possesses specific attributes that qualify him to serve as a member of our Board, including his service as our Chairman of the Board of Directors, President and Chief Executive Officer, his leadership as a co-founder of Ambarella and his years of experience in the digital video industry.

Vote Required

The three (3) nominees for Class III director receiving the highest number of affirmative votes will be elected as Class III directors. Unless otherwise indicated, all proxies received will be voted “FOR” each of the nominees listed above.

The Board recommends a vote FOR the election of the nominees set forth above as Class III directors of Ambarella.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

The Board is currently composed of nine (9) members. The Board and its committees meet throughout the year on a set schedule and hold special meetings from time to time as appropriate. The Board held five meetings during the 2021 fiscal year. Each director attended at least 75% of the total aggregate of the regularly scheduled and special meetings held by the Board and the committees on which such director served during his or her tenure in fiscal year 2021. Our non-management directors meet in regularly scheduled sessions without the presence of management in executive sessions. The lead independent director of the Board presides over each such executive session. We do not have a policy regarding directors’ attendance at the Annual Meeting of Shareholders. One of our directors attended the 2020 Annual Meeting of Shareholders.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors will be independent. Based on the review and recommendation by the nominating and corporate governance committee, the Board has determined that Hsaio-Wuen Hon, Chenming Hu, Teresa Meng, Christopher Paisley, Jeffrey Richardson, Elizabeth Schwarting, and Andrew Verhalen, representing a majority of our directors, are independent directors under the rules of NASDAQ. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with Ambarella that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Feng-Ming (Fermi) Wang, Ambarella’s Chairman of the Board, President and Chief Executive Officer, and Leslie Kohn, Ambarella’s Chief Technology Officer, are not independent directors by virtue of their employment with Ambarella.

Board Leadership Structure

The Board is currently chaired by Dr. Wang, the President and Chief Executive Officer of Ambarella. We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.

The Board determined as part of our corporate governance principles that one of our independent directors should serve as a lead director at any time when the title of chairman is held by an employee director or there is no current chairman. The lead independent director presides over periodic meetings of our independent directors, has the responsibility of raising issues with management on behalf of the outside directors when appropriate and oversees the function of the Board and committees, among other responsibilities. Mr. Verhalen has served as our lead independent director since June 2017. The Board has determined that Mr. Verhalen qualifies as an independent director under the rules of NASDAQ.

We believe that the current leadership structure of the Board is appropriate at the present time and allows the Board to fulfill its duties effectively and efficiently based on our current needs.

Board Committees

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Ambarella. We intend to comply with future requirements as they become applicable to us. Each of the committees operates under a written charter adopted by the Board, each of which can be found on our website at http://investor.ambarella.com.

The composition of the Board and each committee is identified in the following table, and the responsibilities of each committee is described below. On occasion, the Board may appoint special committees or designate directors to undertake special assignments on behalf of the Board.

Current Directors	Independent	Audit	Compensation	Governance and Nominating
Chenming C. Hu	Yes	X	X
Hsiao-Wuen Hon	Yes		X
Leslie Kohn	No
Teresa H. Meng	Yes		X
Christopher B. Paisley	Yes	Chair		X
D. Jeffrey Richardson	Yes	X	Chair	X
Elizabeth M. Schwarting	Yes			X
Andrew W. Verhalen	Yes			Chair
Feng-Ming (Fermi) Wang	No
Number of Meetings Held in Fiscal Year 2021		5	4	4

Audit Committee

The audit committee is currently composed of three directors: Dr. Hu, Mr. Paisley and Mr. Richardson. Mr. Paisley serves as the chairman of the committee. The audit committee met five times during fiscal year 2021.

The responsibilities of our audit committee include:

•	approving the hiring, discharging and compensation of our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

•	providing oversight with respect to related party transactions;

•

reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

The Board has determined that Mr. Paisley qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Paisley’s level of knowledge and experience based on a number of factors, including his formal education and experiences as a chief financial officer for public reporting companies, his service on the audit committees of other publicly traded companies, as well as his role as a university professor in the field of accounting and finance. The Board has determined that Mr. Paisley’s simultaneous service on multiple audit committees would not impair his ability to effectively serve on our audit committee.

Compensation Committee

The compensation committee is currently composed of four directors: Dr. Hon, Dr. Hu, Dr. Meng, and Mr. Richardson. Mr. Richardson serves as the chairman of the committee. The compensation committee met four times during fiscal year 2021.

The responsibilities of our compensation committee include:

•	reviewing and recommending policies relating to compensation and benefits of our executive officers and senior members of management;

•	reviewing and approving or recommending to the Board changes with respect to the compensation levels of our chief executive officer and other executive officers;

•

reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, and evaluating the performance of our chief executive officer and other executive officers in light of the established goals and objectives;

•	reviewing and recommending to the Board changes with respect to the compensation of our directors; and

•	administering our stock option plans, stock purchase plans, compensation plans and similar programs, including the adoption, amendment and termination of such plans.

Each member of the compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently composed of four directors: Mr. Paisley, Mr. Richardson, Ms. Schwarting, and Mr. Verhalen. Mr. Verhalen serves as the chairman of the committee. The nominating and corporate governance committee met four times during fiscal year 2021.

The responsibilities of our nominating and corporate governance committee include:

•	reviewing and assessing the performance of the Board, including its committees and individual directors, as well as the size of the Board;

•	identifying, evaluating and recommending candidates for membership on the Board, including nominations by shareholders of candidates for election to the Board;

•	reviewing and evaluating incumbent directors;

•	making recommendations to the Board regarding the membership of the committees of the Board;

•	making recommendations for the continuing education of directors;

•	reviewing succession planning for our chief executive officer;

•	overseeing the company’s corporate environmental, social and governance (ESG) practices and policies; and

•	reviewing and recommending to the Board changes with respect to corporate governance practices and policies.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including cybersecurity risks. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate, social and governance guidelines and policies. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2021, Dr. Hon, Dr. Hu, Dr. Meng, and Mr. Richardson served as members of the compensation committee. None of the members of our compensation committee is or has in the past served as an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on the Board or compensation committee.

Evaluation of Board and Director Performance

The Board believes that a regular evaluation process is an essential component of strong corporate governance practices. The nominating and corporate governance committee oversees an evaluation process to evaluate Board effectiveness and aid in succession planning. This process consists of a full Board evaluation as well as evaluations of each of the Board’s standing committees. The evaluations, which are distributed and obtained through outside counsel to promote candidness, seek feedback on Board and committee performance, chairman performance, processes, effectiveness, and opportunities for improvement. The questionnaires are designed to solicit feedback on a range of topics, including overall Board and committee dynamics, leadership, meeting agenda topics, information flow and access to management, director preparation and participation, and succession planning. The results of the evaluations are reviewed and discussed with the Board and its committees.

In addition to the Board and committee evaluation process, the nominating and corporate governance committee maintains a skill set survey of the current Board members. This skill set survey covers areas such as public board experience, relevant industry experience, market sector experience, and technical skills, including technology, accounting/finance, marketing/sales, public relations, strategy development, mergers and acquisitions, human resource management, and risk management and governance. The Board uses the survey to evaluate the experience and expertise of the existing Board members and to identify the skills and characteristics of future director candidates.

Director Nominations

The Board nominates directors for election at each annual meeting of shareholders and elects new directors to fill vacancies when they arise. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

Director Criteria. The nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by shareholders. The nominating and corporate governance committee reviews suggestions for director candidates recommended by shareholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. In addition to considering an appropriate balance of knowledge, experience and capability, the Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. Except as may be required by rules promulgated by NASDAQ or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for the Board, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board to possess. The nominating and corporate governance committee selects candidates for director based on their character, judgment, diversity of experience, independence, corporate experience, length of service, potential conflicts of interest, and their willingness and ability to devote sufficient time to effectively carry out their duties as a director.

Prior to each annual meeting of shareholders, the nominating and corporate governance committee will identify nominees first by reviewing the current directors whose term expires at the annual meeting of shareholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by members of the nominating and corporate governance committee, by other members of the Board, by any executive search firm engaged by the nominating and corporate governance committee and by shareholders. The nominating and corporate governance committee has from time to time retained an executive search firm to assist in sourcing potential candidates for our Board.

Shareholder Nominees. In addition, our articles of association contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board at our annual meeting of shareholders. In order to nominate a candidate for director, a shareholder must give timely notice in writing to Ambarella, Inc.’s Secretary and otherwise comply with the provisions of our articles of association. To be timely, we must have received the shareholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date our proxy statement was provided to shareholders in connection with previous year’s annual meeting of shareholders. However, if we did not hold an annual meeting of shareholders in the prior year or if the date of the annual meeting of shareholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting of shareholders, we must receive the shareholder’s notice not earlier than the close of business on the 120th day prior to the Annual Meeting and not later than the close of business on the later of 90 days prior to the annual meeting of shareholders and the 10th day after the day we provided such public disclosure of the meeting date. Information required by the articles of association to be in the notice include the name and contact information for the candidate and the person making the nomination, the principal occupation or employment of the candidate, the class and number of Ambarella securities held by the candidate, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. We received no director nominees from our shareholders for the upcoming Annual Meeting. Shareholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our articles of association and must be addressed to 3101 Jay Street, Santa Clara, CA 95054, Attn: Secretary. You can obtain a copy of our articles of association by writing to the Secretary at this address.

Communications with the Board

The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may send a written communication addressed as follows: Ambarella Board Communication, 3101 Jay Street, Santa Clara, California 95054. Each communication will be reviewed by the General Counsel of Ambarella who will forward the communication to the Board or to any individual director to whom the communication is addressed unless the communication is of a commercial, frivolous or similarly inappropriate nature, in which case, the General Counsel will discard the communication.

Corporate Governance Principles and Practices

We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of The NASDAQ Stock Market.

The Board has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. This code addresses various topics, including:

•	compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

•	conflicts of interest;

•	insider trading;

•	corporate opportunities;

•	competition and fair dealing;

•	equal employment and working conditions;

•	record keeping;

•	confidentiality;

•	giving and accepting gifts;

•	selecting suppliers and fostering partnerships;

•	protection and proper use of Company assets; and

•	payments to government personnel and political contributions.

The Board also has adopted a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, including our Chief Financial Officer and principal accounting officer, relating to ethical conduct, conflicts of interest and compliance with law. The Code of Conduct and the Code of Ethics for our Chief Executive Officer and Senior Financial Officers is available to shareholders on the investor relations portion of Ambarella’s website at www.ambarella.com. Any waiver to the Code of Business Conduct for an executive officer or director or any waiver of the Code of Ethics may only be granted by the Board or a committee of the Board and must be timely disclosed as required by applicable law. We also have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

Corporate Social Responsibility

We believe that social responsibility is essential for a healthy and equitable corporate culture; one that balances the interests of its various worldwide stakeholders, including employees, shareholders, partners, and customers. We are committed to sound corporate citizenship in the way we manage our people, our business and our impact on society and the environment. Our nominating and corporate governance committee oversees the Company’s development and disclosure of policies and programs relating to corporate responsibility, including environmental and social (“ESG”) matters. We are currently focusing our efforts on where we can have the most positive impact on our business and society and we are intent on managing both opportunities and risks that arise from ESG matters.

Our Workforce

Innovation is the lifeblood of our company. Since our founding in 2004, we have strived to develop leading-edge technologies using the most advanced semiconductor processes. As a fabless semiconductor company, our people are our most important asset and we rely upon them to sustain our competitive advantage. As of April 1, 2021, we had approximately 790 employees in our worldwide workforce, approximately 80% of whom are engaged in research & development activities. Despite employees working in geographically disparate locations and differences in cultures, we strive to treat all employees as part of one team working toward the same goals.

We are committed to ensuring the human rights of our worldwide workforce and treating all employees with dignity and respect. It is our aim to build a more diverse and inclusive workforce that fosters broad perspectives to solving challenges. We believe our compensation and benefits packages, combined with our culture that promotes teamwork, innovation and immediate hands-on experience, contribute to low employee turnover. We offer a combination of competitive base salary, time-based equity incentives and bonus plans linked to financial and strategic performance that are designed to motivate and reward personnel with annual grants of stock-based and cash-based incentive compensation awards, plus other benefits, in order to increase stockholder value and our success by motivating such individuals to perform to the best of their abilities and achieve both our short and long-term objectives.

Employees are encouraged to communicate openly with management without fear of reprisal or harassment. We pursue open communication with our employees through regular town-hall style meetings and the collection of feedback from our employees on a regular basis. All employees receive an annual performance review. We respect the rights of employees to associate freely, seek representation or join workers’ councils in accordance with local laws.

The Environment

We acknowledge our responsibility to ensure our products are designed, developed, and supplied in an environmentally safe and sound manner. We are committed to promoting environmental protection and sustainability, from the product design phase, through manufacture, sale and distribution. With innovative process technology and design, we seek to enhance sustainability through the products we provide to our customers. We aim to improve our own sustainability efforts as we pursue these goals:

•	We develop energy-efficient products that are lower power than our competitors and conduct business using sound environmental practices.

•	We have been certified as ISO 14001-compliant for the design and manufacture of our products. We also require our third-party manufacturing vendors to maintain ISO 14001 registrations.

•

We partner with companies in our supply chain that have strong environmental policies and we commit to ensuring that these companies comply with global standards and maintain appropriate certifications.

•

We support key initiatives to reduce the environmental impact of our products and the manufacturing processes of our supply chain, including compliance with the Restriction of Hazardous Substances Directive (“RoHS”), the European Union’s REACH Directive.

Good Governance

We strive to apply strong ethical, moral and legal principles in every aspect of our business conduct. Adherence to these principles is essential to our efforts to gain and maintain the confidence and support of our employees, our customers, partners with whom we do business, and our shareholders.

We obey and comply with all laws and regulations that apply to the Company in the communities where we do business. However, this legal compliance is simply the baseline, establishing the minimum requirements for good corporate conduct. In addition to following the letter of the law, we strive to comport ourselves with integrity and transparency.

We value our shareholders’ governance view and seek to solicit feedback from our shareholders on a regular basis relating to matters that are important to them, including the compensation of our executive officers and directors and ESG topics.

DIRECTOR COMPENSATION

Our non-employee directors receive compensation consisting of annual cash retainers for service on our Board and its standing committees, as well as equity grants awarded on an annual recurring basis as they remain a member of the Board. Non-employee directors joining the Board may also receive an equity grant in connection with their appointment to the Board. Our compensation committee periodically reviews compensation for our non-employee directors, including review of competitive practices provided by our compensation consultant. Our compensation committee last modified our non-employee director compensation program for fiscal year 2017 compensation. We believe our non-employee director compensation program provides reasonable compensation to our non-employee directors that is appropriately aligned with our peers and is commensurate with the services and contributions of our non-employee directors.

Cash Retainers. During fiscal year 2021, our non-employee directors received an annual retainer of $35,000, prorated for partial service in any year and paid in cash. The chairpersons of our audit committee, compensation committee and nominating and corporate governance committee each receive an additional annual retainer of $15,000, $10,000 and $7,500, respectively. Members of our audit committee, compensation committee and nominating and corporate governance committee, other than the chairpersons of those committees, receive an additional annual retainer of $10,000, $6,000 and $4,000, respectively. The individual acting as lead independent director, if any, receives an additional $15,000 annually for serving in that role. Cash retainers are paid in arrears at the end of each quarter for service during the previous quarter.

Stock Compensation. For fiscal year 2021, the equity award compensation structure for our non-employee directors generally remained the same as was adopted for fiscal year 2017. Each continuing director received a restricted stock unit award with an initial grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of approximately $200,000 vesting quarterly over 12 months following the vesting commencement date of September 15, 2020, subject to continued service through the applicable vesting dates. Accordingly, on September 4, 2020, each of the non-employee directors who were then serving on the Board received a restricted stock unit award covering 3,833 shares. On June 4, 2020, Ms. Schwarting also received a restricted stock unit award upon her election to the Board covering 913 shares, vesting over 3 months.

Outstanding equity awards granted to our non-employee directors are subject to the terms and conditions of our 2012 Equity Incentive Plan (the “Plan”) which provides an annual limit of $500,000 on the total value of equity compensation that may be paid to each continuing non-employee director under the Plan. The Plan also provides an annual limit of $1,000,000 on the total value of equity compensation that may be paid to a new director in connection with being named to the Board. For these purposes, the value of an equity compensation award is determined as grant date fair value, which is determined in accordance with U.S. generally accepted accounting principles. If our shareholders approve the proposed 2021 Equity Incentive Plan at our Annual Meeting, grants on and after the date of our Annual Meeting will be made under the 2021 Plan. As described further in Proposal 5 (Approval of the 2021 Equity Incentive Plan), the 2021 Plan will contain the same limits for our non-employee directors as described for the Plan, except that the 2021 Plan limits will apply to the total value of equity compensation and cash retainers that may be paid to our non-employee directors.

Under the terms of the Plan, if awards, including those of our non-employee directors, are not assumed or substituted for in the event of a merger of change in control of the Company, all awards accelerate in full, and for awards with performance-based vesting, all performance goals or other vesting criteria are deemed achieved at 100% of target levels and all other terms and conditions met. The Plan also provides that if equity awards granted to non-employee directors are assumed or substituted for in a merger or change in control but, on or after such assumption or substitution, the individual’s status as a director (or director of the successor) is terminated other than by a voluntary termination not requested by the acquirer, the non-employee director’s equity awards immediately vest in full. If approved, our 2021 Plan will provide similar treatment for awards granted to a non-employee director while he or she was a non-employee director.

Stock Ownership Guidelines. The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our shareholders. We maintain stock ownership guidelines that apply to our executive officers and non-employee directors. This policy requires non-employee directors to attain and maintain a minimum share ownership level equal to at least five times the annual cash retainer, i.e., $175,000 within five years of becoming a director. As of January 31, 2021, all of our non-employee directors satisfy the equity ownership guidelines.

Director Compensation for Fiscal Year 2021

The following table sets forth the compensation paid or accrued by us to our non-employee directors during fiscal year 2021. The table excludes Mr. Kohn and Dr. Wang, who did not receive any additional compensation from us in their roles as a director because they are employees of Ambarella.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)(2)		Total ($)
Hsaio-Wuen Hon	$41,000	$200,006	(3)	$241,006
Chenming C. Hu	$51,000	$200,006	(4)	$251,006
Teresa H. Meng	$41,000	$200,006	(5)	$241,006
Christopher B. Paisley	$54,000	$200,006	(6)	$254,006
D. Jeffrey Richardson	$59,000	$200,006	(7)	$259,006
Elizabeth M. Schwarting	$25,647	$249,993	(8)	$275,640
Andrew W. Verhalen	$57,500	$200,006	(9)	$257,506

(1)

The dollar amounts in this column represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for stock awards granted during the fiscal year ended January 31, 2021.

(2)

Represents restricted stock unit awards for 3,833 ordinary shares granted on September 4, 2020 to all non-employee directors and, in the case of Ms. Schwarting, an additional restricted stock unit award for 931 shares granted on June 4, 2020 upon her election to the Board.

(3)	As of January 31, 2021, Dr. Hon held an outstanding restricted stock unit award covering 2,875 shares.
(4)	As of January 31, 2021, Dr. Hu held unexercised options to purchase 5,555 shares, and an outstanding restricted stock unit award covering 2,875 shares.
(5)	As of January 31, 2021, Dr. Meng held an outstanding restricted stock unit award covering 2,875 shares.
(6)	As of January 31, 2021, Mr. Paisley held unexercised options to purchase 7,777 shares, and an outstanding restricted stock unit award covering 2,875 shares.
(7)	As of January 31, 2021, Mr. Richardson held unexercised options to purchase 16,111 shares, and an outstanding restricted stock unit award covering 2,875 shares.
(8)	As of January 31, 2021, Ms. Schwarting held an outstanding restricted stock unit award covering 2,875 shares.
(9)	As of January 31, 2021, Mr. Verhalen held unexercised options to purchase 11,110 shares, and an outstanding restricted stock unit award covering 2,875 shares.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has appointed PricewaterhouseCoopers LLP as Ambarella’s independent registered public accounting firm, or independent auditors, for the fiscal year ending January 31, 2022, and has further directed that management submit the appointment of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited Ambarella’s financial statements since fiscal year 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Ambarella’s Articles of Association nor other governing documents or law require shareholder ratification of the appointment of PricewaterhouseCoopers LLP as Ambarella’s independent auditors. However, the audit committee is submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Ambarella and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Ambarella by PricewaterhouseCoopers LLP for the fiscal years ended January 31, 2020 and 2021, respectively, all of which were approved by the audit committee:

	Fiscal Year Ended January 31,
	2021 ($)	2020 ($)
Audit Fees (1)	1,229,475	1,427,500
Audit-Related Fees	—	—
Tax Fees (2)	65,800	65,850
All Other Fees (3)	2,700	2,700

Total Fees	1,297,975	1,496,050

(1)

Audit Fees. The aggregate fees billed for the fiscal years ended January 31, 2021 and 2020 were for professional services rendered for the audits of our consolidated financial statements and our internal control over financial reporting, statutory audits of our subsidiaries, the review of our interim consolidated financial statements included in quarterly reports, services rendered in connection with registration statements on Form S-8, and other matters related to the SEC.

(2)

Tax Fees. The aggregate fees billed for the fiscal years ended January 31, 2021 and 2020 were for tax advisory and tax compliance services related to tax research and tax planning services in the United States and foreign countries in which we do business.

(3)	All Other Fees consists of fees for access to online accounting and tax research software licenses.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditors, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditors or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of the services described above by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless otherwise indicated, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the audit committee will review its future appointment of our independent registered public accountants.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE1

The audit committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving Ambarella’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by Ambarella’s independent accountants and reviewing their reports regarding Ambarella’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board. Ambarella’s management is responsible for preparing Ambarella’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by Ambarella’s management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that Ambarella’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The audit committee has discussed with the independent registered public accountants matters required to be discussed by the Public Company Accounting Oversight Board and the SEC, as amended. In addition, the independent registered public accountants provided to the audit committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the audit committee and the independent registered public accountants have discussed such accountants’ independence from Ambarella and its management. The audit committee has discussed with Ambarella’s internal and independent registered public accountants, with and without management present, their evaluations of Ambarella’s internal accounting controls and the overall quality of Ambarella’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Ambarella’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021, for filing with the SEC.

Christopher B. Paisley (Chairman)

Chenming C. Hu

D. Jeffrey Richardson

[1]

The material in this report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Ambarella under the Securities Act of 1933 or the Securities Exchange Act of 1934.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), allows our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers. At our annual meeting of shareholders held in 2015, the Company’s shareholders approved, on an advisory basis, soliciting a shareholder advisory vote on the compensation of our named executive officers on an annual basis and the Company holds such advisory votes on the compensation of our named executive officers annually. Accordingly, this year we again are asking our shareholders to provide an advisory vote to approve the compensation of our named executive officers, including the Compensation Discussion and Analysis section, along with the accompanying compensation tables and narrative disclosures as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

The “say-on-pay” vote is advisory, and as such is not binding on the Company, but it does provide the compensation committee with valuable information about shareholder opinion of our executive compensation policies and programs for consideration when determining executive compensation in the future. After the “say on pay” vote at this year’s annual meeting of shareholders, we anticipate that the next “say-on-pay” vote will be scheduled to occur at the Company’s annual meeting of shareholders in 2022.

Please see the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 25, the accompanying compensation tables and the narrative disclosures for greater detail about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers. We believe that our executive compensation programs have been effective in achieving long-term alignment of management and shareholder interests, consistent with the Company’s philosophy on pay and performance.

We ask that you vote “FOR” the following resolution:

RESOLVED: That the shareholders of Ambarella, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement furnished for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules and regulations of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion.

Vote Required

Approval, on an advisory basis, of named executive officer compensation requires the affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless otherwise indicated, proxies received will be voted “FOR” approval, on an advisory basis, of named executive officer compensation.

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also allows our shareholders to approve, on an advisory basis, the frequency with which we should solicit a shareholder advisory vote on the compensation of our named executive officers, such as Proposal 3 above. The Company last solicited a vote on frequency at its 2015 annual shareholder meeting, which resulted in annual shareholder votes to approve, on an advisory basis, the compensation of named executive officers. Because your vote on this Proposal 4 is advisory, it is not binding on the Company, but it does provide the compensation committee with valuable information about shareholder opinion.

The Board believes that a shareholder advisory vote on the compensation of our named executive officer should take place on an annual basis. The Board and compensation committee evaluate executive compensation policies on an annual basis, and an annual vote would provide more direct shareholder input on the Board and compensation committee’s decision making. Should such vote take place with less frequency, the compensation committee may not be able to effectively address concerns and feedback from shareholders in a timely manner and may not allow us to fully understand which policies are most supported by our shareholders.

We ask that you vote for “One Year” on the follow resolution:

RESOLVED: That the shareholders of Ambarella, Inc. hereby approve, on an advisory basis, the frequency of every one year, with which Ambarella, Inc. is to hold a shareholder vote to approve, on an advisory basis, the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules and regulations of the U.S. Securities and Exchange Commission, including the applicable Compensation Discussion and Analysis, compensation tables and the narrative discussion, as disclosed pursuant to the compensation disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Vote Required

Approval, on an advisory basis, of the frequency of an advisory vote on executive compensation of every one year requires the affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Shareholders may vote for a frequency of an advisory vote on executive compensation of every one year, every two years or every three years. Unless marked to the contrary, proxies received will be voted for “One Year”, on an advisory basis, of the frequency of an advisory vote on executive compensation.

The Board unanimously recommends a vote for “One Year”, on an advisory basis, of the frequency of an advisory vote on executive compensation.

EXECUTIVE OFFICERS

The following table sets forth certain information about our current executive officers and their respective ages as of March 31, 2021. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Feng-Ming (Fermi) Wang, Ph.D.	57	Chairman of the Board of Directors, President and Chief Executive Officer
Leslie Kohn	64	Chief Technology Officer and Director
Kevin C. (Casey) Eichler	61	Chief Financial Officer
Yun-Lung (Michael) Chen	56	Vice President, Business Development
Christopher Day	57	Vice President, Marketing and Business Development

Feng-Ming (Fermi) Wang and Leslie Kohn. For brief biographies of Dr. Wang and Mr. Kohn, please see “Proposal 1 – Election of Class III Directors” above.

Kevin C. (Casey) Eichler has served as our Chief Financial Officer since August 2018. Prior to joining Ambarella, Mr. Eichler most recently served as President and Chief Financial Officer of Ultra Clean Holdings, Inc. from March 2015 to July 2016 and as Executive Vice President and Chief Financial Officer from July 2009 to February 2015, where he oversaw all the financial reporting for the company, as well as business development and key customer relationships. Prior to joining Ultra Clean Holdings, Mr. Eichler was the Senior Vice President and Chief Financial Officer of Credence Systems Corporation from January 2008 to November 2008, Executive Vice President of Operations and Chief Financial Officer of MarketTools, Inc. from March 2006 to December 2007, and Vice President and Chief Financial Officer of MIPS Technologies Inc. from June 1998 to February 2006. Prior to that, he held management positions with several technology companies, including Visigenic Software, NeXT Software and Microsoft. Mr. Eichler holds a Bachelor of Science degree in accounting from St. John’s University.

Yun-Lung (Michael) Chen has served as our Vice President, Business Development since June 2011, and was Sr. Director of Sales from January 2005 to June 2011. Prior to joining Ambarella, Mr. Chen was Director of Sales for Marvell Technology, a semiconductor company, from December 2002 to October 2003. From October 1997 to October 2002, Mr. Chen served as Director of Sales for Wintech Microelectronics, a distributor of electronics. Mr. Chen holds a B.S. degree in industrial engineering from Tung Hai University in Taiwan.

Christopher Day has served as our Vice President, Marketing and Business Development since March 2010. Prior to joining Ambarella, Mr. Day was President and Chief Executive Officer of Mobilygen, Inc., a video compression company from March 2007 to October 2008, prior to acquisition by Maxim Integrated Products, Inc., and then served as Executive Director of Business Management of Maxim until March 2010. From February 2002 to February 2007, Mr. Day served as General Manager of Media Processing at NXP Semiconductors N.V., formerly Philips Semiconductor. From February 1998 to May 2001, Mr. Day served as Senior Director of Marketing for C-Cube Microsystems. Prior to joining C-Cube Microsystems, Mr. Day held sales and marketing positions at AuraVision, Inc., Motorola, Inc., and Hitachi, Ltd. Mr. Day holds a B.S. degree in computer and microprocessor systems from Essex University in the United Kingdom, and an M.B.A. from Santa Clara University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the compensation programs and policies for our named executive officers (“NEOs”) for fiscal year 2021, ended January 31, 2021. Our NEOs for fiscal year 2021 were:

Name	Position(s)
Feng-Ming (Fermi) Wang, Ph.D.	Chairman of the Board of Directors, President and Chief Executive Officer
Leslie Kohn	Chief Technology Officer and Director
Kevin C. “Casey” Eichler	Chief Financial Officer
Yun-Lung (Michael) Chen	Vice President, Business Development
Christopher Day	Vice President, Marketing and Business Development

This Compensation Discussion and Analysis describes the material elements of our executive compensation during fiscal year 2021. It also provides an overview of our executive compensation philosophy and objectives, and analyzes how and why the Compensation Committee of our Board of Directors (the “compensation committee”) arrived at the specific compensation decisions for our NEOs for fiscal year 2021. The information contained in this Compensation Discussion and Analysis should be read in connection with the compensation tables below, which provide a detailed view of the compensation paid to our NEOs in fiscal year 2021.

Executive Summary

Who We Are

Ambarella is a leading developer of low-power system-on-a-chip, or SoC, semiconductors providing powerful artificial intelligence, or AI, processing, advanced image signal processing and high-resolution video compression. Since inception, we have primarily served human-viewing applications with video and image processors for enterprise, public infrastructure and home applications, such as internet protocol, or IP, security cameras, sports cameras, wearables, aerial drones, and aftermarket automotive video recorders. In the last several years, we have focused on creating advanced AI technology that enables edge devices to visually perceive the environment and make decisions based on the data collected from cameras and, most recently, other types of sensors. Our development efforts are now focused on SoCs that provide both human viewing and computer vision functionality. Our computer vision-based technologies are allowing us to address a broader range of markets and applications requiring AI video features, including IP security cameras, automotive cameras, consumer cameras, and industrial and robotic markets and applications.

Fiscal Year 2021 Business Highlights

Our business transformation to CV-centric products continued to gain traction in fiscal year 2021. Business highlights included:

•	Revenue from CV solutions exceeding 10% of our total revenue;

•

Generally maintaining total revenue (declining approximately 2.5% year over year), despite the COVID-19 pandemic, weakness in the automotive market and continued trade tensions affecting the China market;

•	Increasing our GAAP gross margin year over year from 58.0% to 60.8%;

•	More than 175 unique customers purchasing engineering parts and/or development systems of our CV solutions, with more than 40 customers going into production with our CV solutions; and

•	Announcing our next generation CV5 SoC, our first 5nm chip, for intelligent multi-sensor automotive camera systems, robotic cameras and consumer cameras, such as drone, action and 360° cameras.

Exiting fiscal year 2021, we believe that we are well positioned to begin to capitalize on our CV-related efforts, in light of the number of companies that have gone into production with our CV solutions as well as the number of customers that purchased engineering parts, evaluation kits and/or development boards in fiscal year 2021.

Fiscal Year 2021 Executive Compensation Highlights

Our executive compensation programs support our long-term strategy, and furthermore, adapt and pivot based on business needs and changes in our strategy. Continuity of leadership, as well as our engineering teams, is critical during this juncture of our transformation and the compensation committee has sought to adapt our compensation programs around strategic initiatives that are critical to our future success. Our industry is characterized by high demand and intense competition for talent, including engineering personnel as well as management talent. As we have transitioned into AI computer vision technology, the pool of qualified candidates has become even more limited, particularly in Silicon Valley, and we often compete for talent with companies much larger than us and our peer group of companies. We have relied significantly on equity compensation, in the form of RSUs for employees and RSUs and PRSUs for executives, to retain and motivate employees and executives as we have pursued this transition. As we strive to balance short-term retention needs against longer-term pay for performance objectives, we have taken in feedback from shareholders and proxy advisors and implemented changes in our executive compensation to address these objectives.

Key compensation highlights from fiscal year 2021 include:

•	Base Salary: Approved annual base salary increases of 3% for our chief executive officer (“CEO”) (setting his annual base salary at $378,700) and our other NEOs.

•	Annual Bonus Awards:

•	In fiscal year 2021, the total size of the target pool available for executive bonuses was reduced approximately 4% year-over-year.

•

The Company achieved approximately 129% of target based on performance in fiscal year 2021. At the recommendation of the management team, a downward adjustment was made to the portion of the bonus pool available for our NEOs and certain other high level employees (our “executive bonus pool”) for fiscal year 2021 to equalize the bonus pool funding percentages for the employees and executives. As a result of this adjustment, the executive bonus pool was funded at a level of approximately 113.6% of target.

•

Made an award under our fiscal year 2021 annual bonus plan to our CEO and other NEOs, based in part on the Company’s strong performance during the COVID-19 pandemic, achievement of annual corporate goals and substantial traction in the Company’s transition to CV markets.

•	Long-Term Incentive Compensation Awards:

•

Granted time-based restricted stock unit (“RSU”) awards and performance-based restricted stock unit (“PRSU”) awards to our CEO and other NEOs based on a 50/50 split between RSUs and PRSUs. Approximately 84% of our CEO’s, and, on average, approximately 76% of our other NEOs’ target total direct compensation consisted of RSUs and PRSUs.

•	PRSUs subject to a three-year relative TSR performance metric measured against the Philadelphia Semiconductor Index (SOXX).

Implementing Shareholder Feedback in Our Compensation Structure

Since our 2018 annual shareholder meeting, which took place during our 2019 fiscal year, we have sought to engage with shareholders to solicit feedback relating to executive compensation and corporate governance practices. The feedback we received from shareholders has informed the compensation committee’s deliberations and decisions, resulting in the adoption of significant changes for our executive compensation programs, including:

•

Revising the annual bonus program for fiscal year 2020 to include strategic objectives, equally weighted with the Company’s traditional revenue and operating income metrics, and retaining this structure for fiscal year 2021. We believe the annual strategic goals focus the management team on achieving objectives that support the Company’s transition from traditional consumer based markets to computer vision applications, while maintaining incentives to grow revenue in a profitable manner.

•	Revising the equity program for fiscal year 2020 to eliminate the annual performance metrics and utilize only a three-year relative TSR metric, and retaining this structure for fiscal year 2021.

•	Revising our peer group for fiscal year 2020 to more closely align with the Company’s market cap, revenues, industry and growth profile, and retaining this structure for fiscal year 2021.

These changes were initially disclosed in our 2019 proxy statement, which was prepared during our fiscal year 2020. In voting on the Say on Pay for our fiscal year 2019 executive compensation, our shareholders strongly supported the changes, resulting in a Say on Pay vote at the 2019 Annual Meeting of approximately 93% in favor of the executive compensation program. Our Say on Pay proposal at the 2020 Annual Meeting of resulted in a vote of 90% in favor of the executive compensation program. In light of such support, as noted above, we have maintained these structural changes for fiscal year 2021.

At the end of fiscal year 2021, we reached out to 25 of our top institutional shareholders who, in the aggregate, held 49.27% of our stock at February 15, 2021 to specifically engage on matters relating to our 2021 Equity Incentive Plan proposal (proposal No. 5) and our ESG activities, and to solicit feedback. The result of this outreach was meetings with four shareholders, who in the aggregate held 16.25% of our stock at February 15, 2021. The Board considered this shareholder feedback when determining the number of shares sought to be included in the pool of the new equity plan, as well as the go-forward ESG issues that our shareholders see as priorities.

Aligning Pay for Performance

The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, a significant portion of each of our NEOs’ compensation opportunity is based on variable pay in the form of performance-based bonuses and long-term equity awards. As discussed above, our business has been undergoing a transition from our legacy consumer camera markets, such as wearable cameras and camera enabled drones, to AI-based CV applications for professional, automotive, and industrial and robotic applications. This multi-year effort has presented retention challenges and despite positive traction made in fiscal year 2021 is imperative to continue to galvanize our employees and executives around the strategic initiatives during this transformation. We also recognize that sustainable long-term growth is significant for shareholders. As a result, for fiscal year 2021, approximately 84% of target total compensation for our CEO was in the form of equity vesting over three years. Moreover, for fiscal year 2021, approximately 93% of the target total compensation for our CEO was “at risk” variable compensation in the form of a performance-based annual bonus opportunity, a time-based RSU award and a target PRSU award.

The composition of the total annual compensation of our CEO for fiscal year 2021, as reported in the Summary Compensation Table further below, was as follows:

Corporate Governance Best Practices

What we do:	What we don’t do:

•  Link pay and performance by establishing corporate performance objectives under our fiscal year 2021 plan and granting a substantial portion of pay in the form of equity awards, including performance-based awards

•  Have stock ownership guidelines for our NEOs

•  Have a clawback policy for performance-based compensation paid to our NEOs

•  Have double-trigger change in control provisions in our NEO severance agreements

•  Have retained an independent compensation consultant to assist our compensation committee

•  Conduct annual “say-on-pay” advisory votes

•  Engage in discussions with shareholders regarding our executive compensation programs

•  Regular review by our compensation committee of our compensation-related risk profile

✗   No employment agreements with NEOs other than standard change in control severance agreements

✗   No hedging or pledging of company stock by directors or NEOs

✗   No excessive perquisites to NEOs

✗   No “tax gross-ups”, except in case of legacy agreements with two company founders

Framework for Determining Executive Compensation

Overview

Our executive compensation program has focused primarily on attracting executive talent to manage and operate our business, retaining individuals who are key to our growth and success, and rewarding individuals who help us achieve our business objectives. Our industry is characterized by high demand and intense competition for talent, including engineering personnel as well as management talent. The pool of qualified candidates is often limited, particularly in Silicon Valley, and we often compete for talent with companies much larger than us and our peer group of companies (described below). To support these objectives, we provide a competitive total compensation package to our executive officers that we believe achieves the following:

•	motivates and rewards highly-talented individuals whose skills, knowledge and performance are critical to our success;

•	links overall compensation to achieving corporate objectives set at the beginning of each year and to individual performance during the year;

•

creates long-term incentives for management to increase shareholder value by having a significant portion of compensation tied to our long-term success and, in particular, our total shareholder return over a three-year period; and

•	provides total compensation that is fair, reasonable and competitive.

Since our initial public offering in 2012, our executive compensation program continues to evolve. We have continued to make incremental changes to our executive compensation program to adopt practices that are appropriate for the Company given our business, industry, size, growth, and other factors. We have engaged an independent compensation consultant since our initial public offering, including for fiscal year 2021, which assists our compensation committee in determining executive compensation. Over the last few years, we have considered and used different types of equity awards to grant our NEOs, as we strive to establish a mix that continues to appropriately emphasize pay for performance, compensation that is competitive with the market and provide appropriate incentive to drive our business success and retain our key talent.

Peer Companies

In setting executive compensation for fiscal year 2021, our compensation committee considered the compensation data gathered by Semler Brossy Consulting Group (“Semler Brossy”) for the Company’s peer group of companies, although it did not benchmark or otherwise target our compensation to any specific percentile or range with respect to our compensation peers. The peer group’s primary purpose is to inform on pay program design, relationship of pay and performance, and equity usage at companies with which the Company competes for customers and/or executive talent.

For fiscal year 2020, based on shareholder and proxy advisor feedback that we received, the compensation committee revised the peer group to more closely align with the Company’s market cap, revenues, industry and growth profile. As a result, the peer group is formed among semiconductor companies with revenue that is 1/3 to 3 times the revenue of the Company. The peer group was retained for fiscal year 2021, with the exception of Aquantia Corp., which was acquired in 2019.

Fiscal Year 2021 Peer Group

Alpha and Omega Semiconductor	Monolithic Power Systems
CEVA	NeoPhotonics
DSP Group	Power Integrations
Impinj	Rambus
Inphi	Semtech
Lattice Semiconductor	Universal Display
MaxLinear

The Role of the Compensation Committee and Board of Directors

The compensation committee is responsible for the executive compensation program for our executive officers. The compensation committee formally met four times during fiscal year 2021, to review and discuss matters related to compensation of our employees and executive officers. Some of these meetings were held with members of management in attendance and some were held in closed session. The meetings also included members of our compensation consultant (as described below). The compensation committee reports to the Board on its discussions and actions and, in some cases, recommends to the Board the decisions to be made and other actions to be taken with regard to our executive officers’ compensation. Our compensation committee’s decisions regarding executive compensation are based on the compensation committee’s assessment of the performance of the Company and each individual executive officer, as well as other factors, such as prevailing industry trends and the competitive market for executive talent.

The Role of Management

Our CEO and Chief Financial Officer (“CFO”) typically make recommendations to our compensation committee, attend certain compensation committee meetings and are involved in the process for setting our NEOs’ compensation, provided that neither our CEO nor our CFO makes recommendations as to his own compensation or participates in compensation committee discussion of their own compensation. Our compensation committee considers management’s recommendations but is not required to follow any recommendations and may adjust compensation up or down as it determines in its discretion. Our compensation committee reviews the recommendations and other data and makes recommendations to the Board as to each NEO’s total compensation, as well as each individual compensation component.

The Role of the Compensation Consultant

The compensation committee has authority to appoint and retain a compensation consultant. The reasonable fees for services rendered by the compensation consultant are paid by the Company. For fiscal year 2021, our compensation committee engaged Semler Brossy to provide compensation consulting services and Semler Brossy served at the discretion of compensation committee. Services provided by Semler Brossy included presenting market data and our compensation peer group companies (as described above) to the compensation committee; analyzing our NEOs’ salary, short-term incentive and equity incentive compensation in relation to market data; assisting the compensation committee with updating our equity incentive program to place greater emphasis on sustained long-term growth and to create incentive to achieve key strategic goals; assisting the compensation committee with a risk assessment; and attending compensation committee meetings as requested by the compensation committee. Semler Brossy provides no services to Ambarella other than those it provides to the compensation committee. The compensation committee assesses Semler Brossy’s independence annually under SEC and NASDAQ standards and has concluded that Semler Brossy was independent and that no conflict of interest exists as to its work.

Elements of Executive Compensation

The compensation of our NEOs consists of the following principal components:

•	base salary;

•	performance-based bonuses;

•	equity incentive awards; and

•	severance and change of control benefits.

We strive to achieve an appropriate mix between cash compensation and equity incentive awards to meet our objectives. We do not apply any formal or informal policies or guidelines for allocating compensation between current and long-term compensation, or between cash and various equity-based awards. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our NEOs to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Our Board, led by our compensation committee, generally conducts an annual review of our executive compensation, as well as the mix of components used to compensate our NEOs. In reviewing and setting the executive compensation for fiscal year 2021, our compensation committee and Board relied on its collective judgment, recommendations from Dr. Wang (for executives other than Dr. Wang), the relative pay among the management team members, and its assessment of each executive officer’s role, responsibilities and overall contribution to the business in determining the size and mix of compensation for each executive, and Semler Brossy’s analysis of executive pay practices of the Company’s compensation peers. Given our strong commitment to pay for performance, the large majority of each NEO’s target direct compensation (salary, annual bonus opportunity, and target equity awards) was variable and subject to the achievement of key performance objectives that are important for the growth and success of the Company.

Key changes in executive compensation for fiscal year 2021 include (additional details regarding these changes are provided in the sections that follow):

•	Increase of 3% in base salaries: Base salaries for our NEOs were increased 3% for fiscal year 2021, which was below the merit increase budget for our broader U.S. employee base.

•

Reduction in annual executive bonus pool target: The total size of the target executive bonus pool was reduced 4% year-over-year in fiscal year 2021. This reduction followed 18% and 10% reductions in the executive bonus pool targets in fiscal years 2019 and 2020, respectively, compared to the prior year. These reductions in the executive bonus pool size have correlated with the declines in revenue as the Company has navigated its transition from purely video processors to CV-centric SoCs.

Base Salary

Our base salaries are intended to provide financial stability, predictability and security of compensation for our executive officers for fulfilling their core job responsibilities. The base salaries of our NEOs are based primarily on role, the scope of their responsibilities, experience, performance and contributions, and our compensation committee’s understanding of compensation paid to similarly situated executives. None of our NEOs has an employment agreement that provides for automatic or scheduled increases in base salary.

Our NEOs did not receive salary increases from fiscal year 2012 to fiscal year 2018. Based upon market data that executive salaries were trailing behind market, the compensation committee has approved increases to NEO salaries the last three years, including a 3% increase for fiscal year 2021. The 3% increase in NEO salaries was below the increase for the Company’s general employee population. The following table sets forth the annual base salary for each of our NEOs for fiscal year 2021:

Name	Year 2021 Base Salary	Change from Fiscal Year 2020
Fermi Wang	$378,700	3%
Leslie Kohn	$356,400	3%
Casey Eichler	$344,800	3%
Michael Chen(1)	$257,000	3%
Christopher Day	$273,000	3%

(1)	Mr. Chen is based in Taiwan and his salary is paid in Taiwan in local currency.

Annual Performance-Based Bonuses

Our NEOs are eligible to receive bonuses under our annual bonus plan established at the beginning of the fiscal year. Annual bonuses are intended to motivate our executives to achieve, and reward our executives for achieving, important corporate financial and operational goals, as well as individual performance.

An annual bonus pool for employees and executives is established by the Board at the time the Company’s annual operating budget is approved by the Board. For fiscal year 2021, the target executive bonus pool was reduced 4% year-over-year from fiscal year 2020. This followed decreases in the bonus pool target sizes in fiscal years 2019 and 2020 as the Company continued to navigate its transition to computer vision technology and new CV-centric products and markets.

In establishing the Fiscal Year 2021 Annual Bonus Plan, the Board deemed it appropriate to link compensation to our actual financial and operational performance. Prior to fiscal year 2020, the bonus program was based upon two equally weighted performance metrics, which were (i) annual revenue and (ii) annual operating profit, before bonus accruals. Following feedback from shareholders and proxy advisory firms, the Board determined it was important to also have bonuses based upon performance against annual strategic objectives important to the Company’s business transition. Accordingly, for fiscal year 2020 and again for fiscal year 2021, the bonus program was based upon three equally weighted performance metrics: (i) annual revenue, (ii) annual operating profit, before bonus accruals, and (iii) a set of five strategic objectives. Once achievement of these performance goals has been certified by the compensation committee, the target executive bonus pool size is adjusted to between a threshold of 70% and a maximum of 200% based upon the level of achievement. For fiscal year 2022, the target executive bonus pool is shifting to a range of 0 – 150% of target, to align with the bonus pool for the broader employee base. The pool is then distributed to individual NEOs and certain other high-level employees as determined by the Board, with input from the CEO, based on factors such as historical allocation, the individual’s role and individual contribution to the Company’s financial results and strategic objectives.

Performance Metric Selection and Goal Setting.

As noted above, for fiscal year 2021, the executive bonus program was based upon three equally-weighted performance metrics: (i) annual revenue, (ii) annual operating profit, before bonus accruals, and (iii) a set of five strategic objectives. These performance objectives were chosen because the compensation committee and Board believe that these are important financial metrics that reflect our performance as a growing company and indicators of successful execution of our annual operating plan. While revenue remained an important focus for the Company’s overall business success, the operating profit goal also was important to ensure that the pursuit of revenue and research & development was balanced with efforts in achieving profitable margins and the management of expenses. The operating profit goal is a non-GAAP measure and refers to our GAAP operating income less the impact of stock-based compensation and the associated tax impact and excluding bonus accruals. The strategic goals metric is a measure consisting of five short-term strategic objectives significant to the Company’s transition from traditional image and video processors to CV-based solutions for a broader range of markets, which we believe will create long term value.

The compensation committee established threshold, target and maximum achievement levels for each of the three performance metrics. Once achievement of these performance goals has been certified by the compensation committee, the target executive bonus pool size is adjusted to between a threshold of 70% and a maximum of 200% based upon the level of achievement. Failure to achieve threshold performance of any specific metric would result in no payout for that portion of the bonus pool, and failure to achieve threshold performance on all metrics would result in none of the bonus pool becoming payable. Funding of the target pool size between performance goals is based on a linear interpolation. The executive bonus pool funding levels resulting from performance achievement for the two financial performance metrics were as follows:

Revenue

Attainment vs. Plan	Revenue Amount	Percentage of Revenue-Related Portion of Pool Funded
Threshold	$201.9 million	70%
Target	$229.4 million	100%
Maximum	$275.3 million	200%

Non-GAAP Operating Profit

Attainment vs. Plan	Operating Profit Amount	Percentage of Operating Income- Related Portion of Pool Funded
Threshold	-$2.82 million	70%
Target	$5.18 million	100%
Maximum	$20.18 million	200%

The compensation committee acknowledged the financial targets represented lower targets from the prior fiscal year, but intended that the difficulty of attaining the goals would be relatively consistent with prior years and would require strong operational performance. At the time of the compensation committee’s goal setting, there was significant uncertainty regarding the extent of potential disruption to worldwide markets and industries as a result of the COVID-19 pandemic. The compensation committee also acknowledged that the Company continued to be in the midst of its transition from its traditional specialized consumer camera markets, such as wearable sports cameras and drones, to new markets focused on CV applications. Moreover, there continued to be substantial concern of disruption among the Company’s large China IP security camera customers due to geopolitical and trade factors.

For the Fiscal Year 2021 Annual Bonus Plan, the five strategic objectives related to the long-term success of the Company’s business transition and were as follows, with points assigned for achievement:

•	Reaching production status with multiple customers in the consumer IP security camera market with the Company’s new CV solutions (up to 1 point);

•	Securing design wins for robotic, manufacturing, access control and warehousing applications using the Company’s new CV solutions (up to 1.5 points);

•	Product development and product introduction milestones related to our CV product family (up to 1 point);

•	Securing design wins for an automotive OEM ADAS or Level2+ autonomous application (1 point per design win); and

•	Total CV-related revenue of at least $25 million (1 point).

The strategic objectives-related portion of the bonus pool was scheduled to fund as follows (with linear interpolation of funding amounts for performance between the listed performance achievement amounts):

Attainment vs. Plan	Points Achieved	Percentage of Strategic Objective- Related Portion of Pool Funded
Threshold	1 point	70%
Target	3 points	100%
Maximum	5 points	200%

Under our Fiscal Year 2021 Annual Bonus Plan, our compensation committee and board of directors had the discretion to reduce, eliminate or increase the size of the bonus pool and the individual bonuses. As part of its continuing assessment of the impact of the financial and operational challenges posed by the COVID-19 pandemic and measures implemented to maintain worker safety, such as work-from-home, the compensation committee evaluated whether to adjust the performance metrics. Despite significant challenges posed by the COVID-19 pandemic, including an overall slowdown in the automotive market and supply chain disruptions, the compensation committee did not make any changes to the performance metrics. As discussed below, however, following input from the executive management team, a portion of the executive bonus pool was transferred to a bonus pool allocated to the Company’s non-executive employees.

Fiscal Year 2021 Annual Bonus Metric Weighting

Fiscal Year 2021 Performance.

For fiscal year 2021, we exceeded targets of the operating profit and the annual strategic objectives, and performed slightly below target on the revenue metric, resulting in funding of the bonus pool at a level of 129.1% of target. The lower than target revenue was primarily attributable to lower revenue from the professional IP security camera and automotive markets. The higher than target operating profit was primarily due to control over operating costs. We achieved or partially achieved 4 of the 5 strategic objectives, including: reaching production status with our CV solutions with multiple customers in the consumer IP security camera market; securing design wins for robotic, access control and warehousing applications using the Company’s new CV solutions; product development and introduction of our next generation CV SoCs; and achieving more than $25 million in total CV-related revenue. Based on these results, the compensation committee determined the percentage achievement of each performance metric and the corresponding payout factor:

Metric	Weight	Target Performance Goal	Actual Results	Payout Factor (% of Target)
Revenue	33.3%	$229.4 million	$223.6 million	93.6%
Operating Profit	33.3%	$5.18 million	$11.72 million	143.6%
Strategic Goals	33.3%	3.0 points	4.0 points	150%
Total	100%			129.1%

At the recommendation of the management team, a downward adjustment was made to the bonus pool available for our executives for fiscal year 2021 to equalize the bonus pool funding percentages for the employees and executives. As a result of this adjustment, the executive bonus pool was funded at a level of approximately 113.6% of target.

Individual Bonus Opportunity

After the total funding level of the executive bonus pool had been determined, our CEO met with the compensation committee and provided recommendations with respect to individual bonus allocations for NEOs other than himself. The compensation committee considered these recommendations, as well as historical allocations, the executives’ individual contributions to the Company’s financial and operational results and with a focus on executive retention in light of prevailing market conditions in our industry.

The compensation committee recommended to the independent members of our Board of Directors the annual bonus award for our CEO set forth in the table below, which was approved by the independent members of our Board of Directors. The compensation committee also determined to make annual bonus awards to our other NEOs set forth in the table below.

Name	Fiscal Year 2021 Bonus	Fiscal Year 2021 Share of Executive Bonus Pool
Fermi Wang	$500,000	25.9%
Leslie Kohn	$250,000	13.0%
Casey Eichler	$188,000	9.7%
Michael Chen	$92,880	4.8%
Christopher Day	$90,000	4.7%

Bonus awards were paid out to NEOs, as well as other high- and mid-level employees, in March 2021 in the form of fully-vested stock awards.

Equity Incentive Awards

Equity-based compensation has been our primary long-term incentive compensation component. Our equity-based compensation is intended to offer both retention incentives and long-term performance, through various equity-based vehicles. We continue to believe that shared financial success in long-term incentives motivates our executive officers to grow revenue and earnings, enhance shareholder value and more closely align the interests of our shareholders and executives.

Long-Term Incentive Design.

Beginning in fiscal 2018, we redesigned our annual executive equity grant structure to include both restricted stock units (RSUs) and performance-based restricted stock units (PRSUs). For fiscal year 2020 and again in fiscal year 2021, all NEOs received 50% of the equity awards as PRSUs and 50% as time-based vesting RSUs. We believe this mix balances our emphasis on tying our long-term financial performance and shareholder value creation to the executive officers’ financial gain, with our need to effectively retain our key talent in a highly competitive market.

For fiscal year 2021, the Board, upon recommendation of the compensation committee, established a target equity award pool, which included both time-based and performance-based restricted stock units, for our NEOs and certain other high-level employees. Equity award grants were then allocated to these individuals based upon a number of factors, including individual performance, retention needs, historical allocations and competitive market data. The target total equity award for our CEO did not increase from the reduced level implemented in fiscal year 2020. The individual RSU and PRSU grants for our NEOs for fiscal year 2021 were as follows:

Name	Time-based RSUs (#)	Value of Time-based RSUs ($)	PRSUs (at Target) (#)	Value of PRSUs (at Target) ($)
Fermi Wang	43,109	2,020,950	43,109	2,696,899
Leslie Kohn	32,816	1,538,414	32,816	2,052,969
Casey Eichler	14,320	671,322	14,320	895,859
Michael Chen	8,538	400,261	8,538	534,137
Christopher Day	8,055	377,618	8,055	503,921

The number of PRSUs granted was determined in the same method as the time-based RSUs, by dividing the target dollar amount by a trailing average closing price on the date of grant. In light of significant volatility in the market value of our ordinary shares at the time of grant due to the onset of the COVID-19 pandemic, a 10-day trailing average was used rather than a 30-day average. The grant date fair value of the RSUs for accounting purposes was determined by multiplying the number of shares subject to the RSU by the closing price of our ordinary shares on the date of grant, which was $46.80. The grant date fair value of the PRSUs for accounting purposes was determined using a Monte Carlo analysis, and is the value reflected above and in the Summary Compensation and Grants of Plan-Based Awards tables below.

Time-Based Restricted Stock Unit Design Detail.

One-half of equity awards was granted as restricted stock units subject to time-based vesting. These annual restricted stock units granted to our NEOs vest in equal quarterly installments over the three years following grant, subject to continued service of the executive.

Performance-Based Restricted Stock Unit Program Design.

Prior to fiscal year 2020, our performance-based equity awards included two types of performance metrics: one metric tied to annual strategic objectives and one metric tied to the Company’s three-year total shareholder return (TSR). In response to shareholder feedback that informed our compensation committee’s decisions for fiscal year 2020, the Company removed the one-year strategic performance goals from its PRSUs and utilized only a three-year TSR metric under which the Company’s total shareholder return measured against the median company in the Philadelphia Semiconductor Index (SOXX). This structure was retained for fiscal year 2021. As equity is the largest component of our NEO’s compensation, we believe this structure focuses our management team on long-term value creation for further alignment with shareholder interests.

For the fiscal 2021 PRSU awards, TSR is calculated using a 50-day average at February 1, 2020 and January 31, 2023. If the relative TSR performance of our ordinary shares for the three-year period of February 1, 2020 to January 31, 2023 is equal to the TSR of the median company of the SOXX index over the same period, then 100% of the target number of PRSUs will vest, subject to the executive remaining in service with the company through the vesting date. If the relative TSR performance of our ordinary shares for the three-year period is 25 percentage points better than the TSR of the median of the SOXX index over the same period, then 200% of the target PRSUs will vest. If the relative TSR performance of our ordinary shares for the three-year period is 25 percentage points worse than the TSR of the median of the SOXX index over the same period, then 0% of the target PRSUs will vest. For relative TSR performance between these specified threshold and maximum points, the compensation committee will determine the percentage of the target number of PRSUs through straight-line interpolation.

Company Relative TSR Performance (percentage variance from median company)	Percentage of PRSUs Vesting (as a percentage of the Target Number of PRSUs)
- 25 percentage points	0%
0 percentage points	100%
+25 percentage points	200%

Severance and Change of Control Benefits

Employment of our executive officers is “at will.” Prior to our initial public offering, we entered into severance and change of control agreements with Dr. Wang and Messrs. Kohn and Day, pursuant to which they are entitled to receive compensation and other benefits in connection with certain terminations of employment and terminations of employment in connection with a change of control event. Following his hiring, we entered into a change of control agreement with Mr. Eichler in substantially the same form as Dr. Wang’s and Mr. Kohn’s agreement, except without a tax “gross-up” provision.

Our goal in providing certain severance and change of control benefits is to offer sufficient cash continuity protection such that the executive will focus his full time and attention on the requirements of our business rather than the potential implications for his respective position. We prefer to have certainty and internal parity regarding the potential severance amounts payable to our NEOs under certain circumstances, rather than negotiating severance at the time that an NEO’s employment terminates. We have also determined that accelerated vesting provisions are appropriate because they will encourage our NEOs to stay focused on our business in such circumstances, rather than focus on the potential implications for them.

These agreements are described in more detail below under “Employment, Severance and Change of Control Arrangements.”

Broad Based Employee Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Each NEO is eligible to participate in all of our employee benefit plans generally applicable to employees on a broad basis in the country in which the executive is located. Our U.S.-based NEOs are eligible to participate in our U.S.-based employee benefits plans, such as medical, dental, disability, vision, group life and accidental death and dismemberment insurance, our patent incentive program and our 401(k) plan, in each case on the same basis as other U.S.-based salaried employees. Mr. Chen is based in Taiwan and as a result, he participates in the generally available employee benefit plans maintained for our Taiwan employees.

We do not offer excessive perquisites to any of our NEOs as that would be inconsistent with our egalitarian corporate culture.

Anti-hedging and Anti-pledging

Under our insider trading policy, all of our independent directors and executive officers, including all of our NEOs, are prohibited from any hedging or similar transactions designed to decrease the risks associated with holding our securities. In addition, our NEOs may not pledge our securities as collateral for loans.

Stock Ownership Guidelines

We have established stock ownership guidelines applicable to our NEOs and non-employee directors. The guidelines promote share ownership by requiring NEOs and non-employee directors to attain and maintain a minimum share ownership level equal to a multiple of his or her base salary or annual cash retainer. The required ownership levels under the guidelines are as follows:

Position	Ownership Requirement
Chief Executive Officer	5x Annual Base Salary
Other Executive Officers	3x Annual Base Salary
Non-Employee Director	5x Annual Cash Retainer

Should any NEO or non-employee director not satisfy the stock ownership guidelines (as described above) such NEO or non-employee director must retain at least 50% of any net shares derived from vested restricted stock or restricted stock units, exercised stock options or stock purchase plan holdings until his or her guideline is met. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes. As of January 31, 2021, all of our NEOs and non-employee directors satisfy their equity ownership requirements.

Clawback Policy

Our Board has adopted an Executive Compensation Clawback Policy. Under the policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws caused by misconduct, we can seek recoupment from current or former NEOs who participated in the misconduct of an amount corresponding to any performance-based compensation (including any annual bonus or equity-based awards) that the Company determines would not have been granted, vested or paid had the Company’s results as originally reported been equal to the Company’s results as subsequently restated. The policy applies to incentive compensation granted for fiscal years commencing after January 31, 2017.

Tax and Accounting Considerations

Deduction Limitation

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our CEO, CFO and certain other employees including our NEOs. While the Board and our compensation committee generally consider the financial accounting and tax implications of compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically. To maintain flexibility in compensating our executive officers in a manner designed to achieve our corporate objectives, the Board and compensation committee do not require that all compensation be deductible.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board of directors based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the requisite employee service period.

COMPENSATION COMMITTEE REPORT2

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with Ambarella’s management. Based on this review and discussion, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Ambarella’s Proxy Statement.

D. Jeffrey Richardson (Chairman)

Hsaio-Wuen Hon

Chenming C. Hu

Teresa H. Meng

Compensation Risk Assessment

Our compensation committee assesses and considers potential risks when considering and approving the compensation programs for our executive officers and employees. Based upon this assessment, we believe our compensation programs are structured in a manner that does not create risks reasonably likely to have a material adverse effect on us in the future. Our compensation committee retains oversight of all compensation decisions relating to our executive officers. Our compensation programs are designed with features to address potential risks while rewarding employees and executives for achieving financial and corporate objectives. The primary component of executive incentive compensation is equity awards with multiple-year vesting, which are intended to encourage long-term growth and appreciation in the value of our business and reduce the incentive for executives and other employees to take risks that might increase short-term compensation at the expense of long term Company performance and results. In addition, the total amount of performance-based cash incentives is capped. Moreover, we do not offer excessive perquisites.

[2]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by Ambarella under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than Ambarella’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Summary Compensation Table for Fiscal Year 2021

The following table summarizes the compensation that we paid or was earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers during the 2021 fiscal year ended January 31, 2021. We refer to these executive officers in this proxy statement as our “named executive officers” (or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Feng Ming (Fermi) Wang,	2021	378,700	—	4,717,849	500,000	—	5,596,549
Chairman of the Board of Directors, President and Chief Executive Officer	2020 2019	367,700 357,000	— —	4,263,291 3,738,780	479,200 0	— —	5,110,191 4,095,780

Leslie Kohn	2021	356,400	—	3,591,383	250,000	1,000	4,198,783
Chief Technology Officer and Director	2020 2019	346,000 338,000	— —	3,540,462 3,062,899	336,302 0	8,000 4,000	4,230,764 3,414,899

Kevin C. (Casey) Eichler	2021	344,800	—	1,567,181	188,000	—	2,099,981
Chief Financial Officer(5)	2020 2019	334,800 158,958	— 385,366	1,416,224 3,811,000	242,102 0	— —	1,993,126 4,355,324

Yun-Lung (Michael) Chen	2021	257,000	—	934,398	92,880	14,280	1,298,558
Vice President, Business Development(6)	2020 2019	250,300 243,075	— —	844,445 969,891	125,071 0	— —	1,219,816 1,212,966

Christopher Day	2021	273,000	—	881,539	90,000	7,000	1,251,539
Vice President, Marketing and Business Development	2020 2019	265,000 257,250	— —	796,613 918,860	111,026 0	8,000 3,000	1,180,639 1,179,110

(1)

The dollar amounts in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for equity awards granted during the fiscal years ended January 31, 2021, 2020 and 2019. Stock option awards are valued using the Black Scholes option valuation model and the assumptions outlined in Note 11 of our financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2021, as filed with the SEC on March 31, 2021.

(2)

The dollar amounts in this column include aggregate grant date fair values of the RSUs and PRSUs granted in fiscal year 2021, calculated pursuant to FASB ASC 718. These grant date fair values have been determined based on the assumptions described under Note 11 of our financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2021, as filed with the SEC on March 31, 2021. As these values reflect the aggregate grant date fair value in accordance with ASC 718, they do not necessarily correspond to the actual value, if any, that may be realized by the named executive officers. The grant date fair values of the PRSUs were calculated based on the application of a Monte Carlo simulation model to determine the probable outcomes of the market-based performance conditions. The grant date fair values of the PRSUs do not correspond to the actual values that may be recognized by the holders of these awards, which may be higher or lower based on a number of factors, including Ambarella’s performance, the performance of the companies included in the Philadelphia Semiconductor Index, and the satisfaction of applicable time-based vesting conditions. Since certain vesting conditions related to the PRSUs are considered market conditions and not performance conditions pursuant to FASB ASC 718, maximum grant date fair values are not provided in this column. The vesting conditions and other terms of the PRSUs are discussed in more detail in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2021” and “Outstanding Equity Awards at 2021 Fiscal Year End” and in “Compensation Discussion and Analysis.”

The table below sets forth the maximum grant date fair values of the PRSUs granted to Ambarella’s NEOs in fiscal year 2021 assuming all performance conditions are achieved at maximum levels and based upon the fair market value of the awards on the date of grant:

Name	Shares	PRSU Awards Per Share ($)	Maximum Aggregate Value ($)
Fermi Wang	86,218	46.88	4,041,900
Leslie Kohn	65,632	46.88	3,076,828
Casey Eichler	28,640	46.88	1,342,643
Michael Chen	17,076	46.88	800,523
Christopher Day	16,110	46.88	755,237

(3)

Reflects performance-based bonuses paid to our executive officers for performance for the fiscal years ended January 31, 2021, 2020 and 2019, which were paid in fully-vested stock awards in 2021 and 2020.

(4)

Reflects payments made under our patent incentive program to Mr. Kohn and Mr. Day. Reflects the payout to Mr. Chen of unused vacation time at the end of the fiscal year 2021, consistent with local Taiwan labor laws.

(5)	Mr. Eichler joined the Company in August 2018 as Chief Financial Officer. His annual base salary for fiscal year 2019 was $325,000.
(6)

Mr. Chen is based in Taiwan and his base salary is paid in Taiwan local currency. The salary amounts shown in the table reflect the amounts paid New Taiwan Dollars (NTD) as converted into US dollars (USD) based on the average exchange rate during the applicable year.

Grants of Plan-Based Awards for Fiscal Year 2021

The following table shows, for each of the NEOs, certain information concerning all plan-based awards made in fiscal year ended January 31, 2021. This information supplements the information about these awards set forth in the Summary Compensation Table.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Fermi Wang		0	380,000	760,000
	3/25/2020				0	43,109	86,218		2,696,899
	3/25/2020							43,109	2,020,950

Leslie Kohn		0	265,000	530,000
	3/25/2020				0	32,816	65,632		2,052,969
	3/25/2020							32,816	1,538,414

Casey Eichler			192,000	384,000
	3/25/2020				0	14,320	28,640		895,859
	3/25/2020							14,320	671,322
Michael Chen		0	98,600	197,200
	3/25/2020				0	8,538	17,076		534,137
	3/25/2020							8,538	400,261
Christopher Day		0	88,400	176,800
	3/25/2020				0	8,055	16,110		503,921
	3/25/2020							8,055	377,618

(1)

Our non-equity incentive plan awards, and how they were determined, are based upon a structure that includes some discretion as to amounts paid to each NEO, as discussed above in the “Compensation Discussion and Analysis.” The amounts listed in this table represent the threshold, target and maximum amounts that would have been earned under the Fiscal Year 2021 Annual Bonus Plan assuming each NEO received the same percentage of the bonus pool that was awarded to the individual for fiscal year 2020. No amounts are earned for failure to achieve any of the threshold revenue, operating profit before bonus or strategic objectives goals. Typically, the actual percentage of the bonus pool allocated to each individual is determined following completion of the fiscal year based on a variety of factors, including historical allocation, the executive’s individual contributions and retention considerations, as well as taking into consideration the CEO’s recommendations. The actual allocation of bonuses paid to our NEOs for fiscal year 2021 is reflected in the “Summary Compensation Table” above and in the “Compensation Discussion and Analysis.”

(2)

The amounts shown represent shares potentially issuable pursuant to performance-based restricted stock units (or PRSUs) granted on March 25, 2020, under our 2012 Equity Incentive Plan. These awards have both “performance” and “continued service” conditions that must be met in order for the executive to receive the shares. Pursuant to the time-based vesting requirements, the target number of shares underlying the equity awards is scheduled to vest on March 15, 2023, subject to continued service through the scheduled vesting date and subject to increase or decrease by 100% of target based on attainment of specified levels of the Company’s total stockholder return (TSR) over the three-year period ending January 31, 2023. The “maximum” level represents the best case TSR performance scenario.

(3)	Represents restricted stock unit grants vesting quarterly over a period of three years, subject to continued service through the applicable vesting dates.
(4)

The dollar amounts in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718.

Option Exercises and Stock Vested During Fiscal Year 2021

The following table shows certain information concerning option exercises and value realized upon the exercise of stock options and the vesting of restricted stock unit grants by the NEOs during fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Fermi Wang	66,666	3,180,635	68,535	3,752,703
Leslie Kohn	24,845	774,250	44,619	2,616,541
Casey Eichler	—	—	33,327	2,037,914
Michael Chen	5,555	249,197	13,065	756,590
Christopher Day	2,300	104,951	12,347	715,111

(1)	The value realized on exercise is calculated as the difference between the market price of the shares underlying the options exercised and the applicable exercise price of those options.
(2)	The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on each vesting date.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table shows certain information regarding outstanding equity awards held by our NEOs at the end of fiscal year 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Fermi Wang	44,444	—		$8.82	8/29/2021
	36,000	—		$38.92	9/7/2024
	50,000	—		$41.36	3/06/2026
						41,667	(3)	$3,931,698
						6,945	(4)	$655,330
						42,873	(5)	$4,045,496
						17,864	(6)	$1,685,647
						43,109	(7)	$4,067,765
						32,332	(8)	$3,050,848

Leslie Kohn						20,761	(3)	$1,959,008
						8,074	(4)	$761,863
						35,604	(5)	$3,359,593
						14,835	(6)	$1,399,831
						32,816	(7)	$3,096,518
						24,612	(8)	$2,322,388
Casey Eichler	12,083	7,917	(9)	$38.11	9/3/2028
						43,750	(10)	$4,128,250
						14,242	(5)	$1,343,875
						5,935	(6)	$560,027
						14,320	(7)	$1,351,235
						10,740	(8)	$1,013,426
Michael Chen	8,289	—		$8.82	8/29/2021
	5,241	—		$9.99	7/9/2022
	5,963	—		$38.92	9/7/2024
						6,574	(3)	$620,323
						2,557	(4)	$241,279
						8,492	(5)	$801,305
						3,539	(6)	$333,940
						8,538	(7)	$805,646
						6,404	(8)	$604,281

Christopher Day						6,228	(3)	$587,674
						2,423	(4)	$228,634
						8,011	(5)	$755,918
						3,338	(6)	$314,974
						8,055	(7)	$760,070
						6,042	(8)	$570,123

(1)

Vesting of each equity award pursuant to the vesting schedules described in the footnotes to the above table is contingent upon the executive officer’s continued service to the Company through the applicable vesting dates.

(2)

The amounts under “Market Value of Shares of Stock or Units That Have Not Vested” were calculated as the product of the closing price of our ordinary shares on the NASDAQ Global Market on January 31, 2021, which was $94.36, and the number of shares subject to the applicable stock option or restricted stock unit award.

(3)

Shares represent an award of performance-based restricted stock units covering a target number of shares. Pursuant to time-based vesting requirements, 200% of this award is scheduled to vest on March 15, 2021, subject to continued service requirements. The number of shares eligible to vest on March 15, 2021 may be increased or decreased by 25%, or may remain the same, based upon attainment of specified levels of the Company’s total stockholder return over the three-year period ending January 31, 2021. The number of shares that vested on March 15, 2021 was decreased by 25% of the target amount.
(4)	The shares subject to the restricted stock unit award vest over a three-year period commencing on June 15, 2018, with 1/12 of the shares vesting on a quarterly basis.
(5)

Shares represent an award of performance-based restricted stock units covering a target number of shares. Pursuant to time-based vesting requirements, up to 100% of this award is scheduled to vest on March 15, 2022, subject to continued service requirements. The number of shares eligible to vest on March 15, 2022 may be increased or decreased by 100%, or may remain the same, based upon attainment of specified levels of the Company’s total stockholder return over the three-year period ending January 31, 2022.

(6)	The shares subject to the restricted stock unit award vest over a three-year period commencing on March 15, 2019, with 1/12 of the shares vesting on a quarterly basis.
(7)

Shares represent an award of performance-based restricted stock units covering a target number of shares. Pursuant to time-based vesting requirements, up to 100% of this award is scheduled to vest on March 15, 2023, subject to continued service requirements. The number of shares eligible to vest on March 15, 2023 may be increased or decreased by 100%, or may remain the same, based upon attainment of specified levels of the Company’s total stockholder return over the three-year period ending January 31, 2023.

(8)	The shares subject to the restricted stock unit award vest over a three-year period commencing on March 15, 2020, with 1/12 of the shares vesting on a quarterly basis.
(9)

The shares subject to the stock option vest over a four- year period commencing on August 6, 2018, with 1/4 of the shares vesting on August 6, 2019 and the remainder vesting ratably over the remaining 36 months.

(10)

The shares subject to the restricted stock unit award vest over a four-year period commencing on September 15, 2018, with 1/4 of the shares vesting on September 15, 2019 and the remainder vesting ratably over the remaining 12 quarters.

Broad Based Employee Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, disability, vision, group life and accidental death and dismemberment insurance, our patent incentive program and our 401(k) plan, in each case on the same basis as other U.S.-based salaried employees. Mr. Chen is based in Taiwan and as a result, he participates in the generally available employee benefit plans maintained for our Taiwan employees. We do not offer club memberships, automobile allowances, tickets to sporting events or concerts or other perquisites to any of our NEOs as that would be inconsistent with our egalitarian corporate culture.

Pension Benefits

Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.

Potential Payments upon Termination or Change in Control

Severance Arrangements

We have entered into change of control and severance agreements with Dr. Wang and Messrs. Eichler, Kohn and Day. Pursuant to such agreements, upon a termination of such NEO by us other than for cause occurring more than three months before or twelve months following a change of control, subject to the execution of a general release of claims, such NEO is entitled to:

•	the payment of accrued salary and vacation;

•	payment of a lump sum equal to 100% (Dr. Wang and Messrs. Eichler and Kohn) or 50% (Mr. Day) of the executive officer’s then-current annual base salary;

•	payment of a prorated portion of the executive officer’s annual target bonus;

•

immediate acceleration of twelve months (Dr. Wang and Messrs. Eichler and Kohn) or six months (Mr. Day) of vesting of outstanding options and restricted stock unit (“RSU”) awards; however, the award agreement governing the performance-based restricted stock units modify this treatment with respect to such awards, as described below; and

•	Company-paid premiums for COBRA continuation coverage for up to twelve months (Dr. Wang and Messrs. Eichler and Kohn) or six months (Mr. Day) after the date of termination.

Change of Control Arrangements

Pursuant to the change of control and severance agreements, upon a termination of the NEO by us other than for cause or, if such officer resigns for good reason, within three months before or twelve months following a change of control, subject to the execution of a general release of claims, our NEOs are entitled to:

•	the payment of accrued salary and vacation;

•	payment of a lump sum equal to 100% of the executive officer’s then-current annual base salary (or, if greater, at the level in effect immediately prior to the change of control);

•	payment of a prorated portion of the executive officer’s annual target bonus;

•

immediate acceleration of vesting of 100% (Dr. Wang and Messrs. Eichler and Kohn) or 50% (Mr. Day) of outstanding options and RSU awards; however, the award agreement governing the performance-based restricted stock units modify this treatment with respect to such awards, as described below; and

•	Company-paid premiums for COBRA continuation coverage for up to twelve months after the date of termination.

Severance Upon Death or Disability

Pursuant to the change of control and severance agreements, if the NEO terminates due to the NEO’s death or disability (as defined in the agreements) subject to the execution of a general release of claims, such NEO is entitled to payment of a lump sum equal to 100% of the executive officer’s then-current annual base salary. With respect to Mr. Day only, this amount is reduced to 50% of his then-current annual base salary if such termination occurs more than three months before or twelve months following a change of control.

In addition to the foregoing benefits, Dr. Wang and Mr. Kohn also would receive a gross-up payment if such officer is required to pay excise tax under Section 4999 of the Internal Revenue Code, with the amount of such gross-up payment equal to the amount of excise tax. No other executive would receive a gross-up payment. In the event that the severance and other benefits payable to Messrs. Eichler and Day constitute “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such executive’s benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

For purposes of the change of control and severance agreements above, the term “cause” generally means the occurrence of any of the following events: (i) the executive officer’s willful and continued failure to substantially perform the duties of his position (other than failure resulting from the executive officer’s complete or partial incapacity due to physical or mental illness or impairment); (ii) the executive officer’s willful and continued failure to substantially perform the lawful and specific directives of the Board, as reasonably determined by the Board (other than failure resulting from the executive officer’s complete or partial incapacity due to physical or mental illness or impairment); (iii) the executive officer’s willful commission of an act of fraud or dishonesty resulting in, or is likely to result in, material economic or financial injury to us; or (iv) the executive officer’s willful engagement in illegal conduct that was or is reasonably likely to be materially injurious to us; provided that we have provided to the executive officer any requisite notice in a timely manner and, if permitted to correct the deficiency, the executive officer has failed to do so.

For purposes of the change of control and severance agreements above, “change of control” generally means the occurrence of any of the following events: (i) any person acquires ownership of our securities representing more than 50% of the total voting power of our stock (except that any change in the ownership of our ordinary shares as a result of a private financing that is approved by the Board will not be considered a change of control); (ii) any person acquires 50% or more of the total gross fair market value of our assets over a twelve-month period; (iii) the consummation of our merger or consolidation with any other entity, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity; or (iv) the replacement of a majority of the Board during any twenty-four month period by directors whose appointment or election is not approved by a majority of the members of the Board prior to the date of the appointment or election.

For purposes of the change of control and severance agreements above, “good reason” generally means the executive officer’s voluntary resignation from all positions such officer holds with us, effective within 90 days following the expiration of the cure period described below, after the occurrence of any of the following without the NEO’s written consent: (i) a reduction by us of the executive officer’s base salary or annual target bonus in effect immediately prior to such reduction (other than reductions in connection with similar percentage reductions imposed on all executive-level employees); (ii) a reduction by us of the executive officer’s health or welfare benefits in effect immediately prior to such reduction (other than reductions in connection with similar percentage reductions imposed on all executive-level employees); (iii) our requiring the executive officer to move his primary work location to a location that is more than 30 miles from his then-current principal work location (unless such relocation does not increase his commuting distance); (iv) our failure to continue in effect any material compensation or benefit plan or practice in which the executive officer is eligible to participate in immediately prior to the change of control, unless certain equitable arrangements embodied in an ongoing substitute or alternative plan have been made; (v) our failure to obtain the assumption, in all material respects, of the change of control agreement by any of our successors; or, for certain of the executive officers, (vi) a material diminution in such executive officer’s authority, duties, responsibilities, and, other than with respect to Mr. Day, title or reporting structure, provided that a change (for Mr. Day) or a material diminution (for Dr. Wang and Messrs. Eichler and Kohn) in the executive officer’s title or reporting structure solely by virtue of the Company being acquired and made part of a larger entity will not by itself be sufficient to constitute good reason. In all cases, the executive officer must provide written notice to us of the existence of one of these conditions within 60 days after its initial existence, and we must be provided with a period of 30 days during which we may cure the circumstances giving rise to the condition, in which case no good reason will exist.

Performance-Based Restricted Stock Units

In the event of our change in control, as defined in our 2012 Equity Incentive Plan, the three-year relative total shareholder return (or TSR) goal under the PRSUs would be treated as follows. If TSR has not yet been measured, then our relative TSR performance will be measured in connection with the change in control by basing our TSR performance on the merger consideration payable with respect to Company shares in connection with the change in control, and the TSR measurement period would be shortened to reflect earlier measurement as a result of the change in control. To the extent that the actual relative TSR performance would increase the number of shares underlying the PRSUs that can vest, the adjustment will be applied to the PRSUs. However, no adjustment would be made to reduce the number of shares underlying the PRSUs that can vest as a result of actual relative TSR performance. Any shares that do not become eligible to vest based on the above treatment of the performance objectives would be forfeited at the change in control, and the shares underlying the PRSUs that have become eligible to vest will be scheduled to vest on the fifteenth day of each of June, September, December and March through the first March 15th following the end of the TSR measurement period, with the first scheduled vesting date occurring on the first June 15th following the date of grant, in equal installments, subject to the executive’s continued service through the applicable vesting dates. Further, the portion of the PRSUs that have become eligible to vest that are outstanding as of the change in control will be treated in accordance with the terms of our 2012 Equity Incentive Plan and any change of control and severance agreement then in effect.

If on or after the last day of fiscal year 2021 but before the end of the TSR measurement period, the NEO’s employment is terminated by us other than for cause (as defined in the change of control and severance agreement) (and other than due to the NEO’s death or disability, as defined in the change of control and severance agreement) or, if he resigns for good reason (as defined in the change of control and severance agreement), and he otherwise satisfies the other requirements under the change of control and severance agreement for the payment of other severance benefits to him, then a prorated number of shares underlying the award will accelerate vesting, with respect to the portion of the award eligible to vest based on the extent to which any performance goals have been met on or before the employment termination but during the performance period (and as adjusted by the relative TSR performance if the TSR measurement period had concluded by the employment termination date). The proration generally is determined by measuring the number of shares under the award that would have vested through the last day of the NEO’s employment with us, had the award been scheduled to vest in equal, quarterly installments through the final vesting date, with a first vesting date of the first June 15th following the date of grant.

If on or after a change in control, the NEO’s employment is terminated by us other than for cause (as defined in the change of control and severance agreement) (and other than due to the NEO’s death or disability, as defined in the change of control and severance agreement) or if he resigns for good reason (as defined in the change of control and severance agreement), the PRSU award will be eligible for the vesting acceleration under the NEO’s change of control and severance agreement then in effect (as described further above). Otherwise, the terms of the PRSU award agreement generally supersede the vesting acceleration benefits under the NEO’s change of control and severance agreement.

For purposes of the PRSU awards above, “change in control,” as defined in our 2012 Equity Incentive Plan generally means the occurrence of any of the following events: (i) any person acquires ownership of more than 50% of the total voting power of our stock (except that acquisition of additional stock by a person already considered to own more than 50% of the voting power of our stock will not be considered a change in control); (ii) a change in our effective control that occurs when a majority of members of our Board is replaced during a 12-month period by directors whose appointment or election is not endorsed by a majority of members of the Board prior to the date of the appointment or election; or (iii) a change in ownership of a substantial portion of our assets that occurs when a person acquires 50% or more of the total gross fair market value of our assets over a twelve-month period (subject to certain exceptions, such as the transfer of our assets to our shareholders in exchange for or with respect to our stock).

Potential Payments upon Termination or Change in Control

The following table summarizes the payments that would be made to our NEOs upon the occurrence of a termination of employment qualifying for severance benefits or upon a change of control, assuming that each NEO’s termination of employment with our Company occurred on January 31, 2021, or in the event that a qualifying termination of employment in connection with a change of control of our Company occurred on January 31, 2021, as applicable. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

	Termination Without Cause (No change of control) ($)	Termination Without Cause (Within three months before or twelve months after change of control) ($)
Fermi Wang
Cash Severance Attributable to Salary	$378,700	$378,700
Cash Severance Attributable to Bonus	380,000	380,000
Acceleration of Stock Options(1)	—	—
Acceleration of RSUs, PRSUs and Restricted Stock Awards(2)	7,374,737	17,436,784
Continued Health Benefits(3)	42,159	42,159

Total	$8,175,596	$18,237,643

Leslie Kohn
Cash Severance Attributable to Salary	$356,400	$356,400
Cash Severance Attributable to Bonus	265,000	265,000
Acceleration of Stock Options(1)	—	—
Acceleration of RSUs, PRSUs and Restricted Stock Awards(2)	5,718,939	12,899,201
Continued Health Benefits(3)	29,499	29,499

Total	$6,369,838	$13,550,100

Casey Eichler
Cash Severance Attributable to Salary	$344,800	$344,800
Cash Severance Attributable to Bonus	192,000	192,000
Acceleration of Stock Options(1)	471,800	747,048
Acceleration of RSUs, PRSUs and Restricted Stock Awards(2)	4,155,740	8,396,813
Continued Health Benefits(3)	28,902	28,902

Total	$5,193,242	$9,709,563

Christopher Day
Cash Severance Attributable to Salary	$136,500	$273,000
Cash Severance Attributable to Bonus	88,400	88,400
Acceleration of Stock Options(1)	—	—
Acceleration of RSUs, PRSUs and Restricted Stock Awards(2)	831,831	1,608,696
Continued Health Benefits(3)	21,079	42,159

Total	$1,077,810	$2,012,255

(1)

The value of accelerated stock options was calculated by multiplying (x) the number of shares subject to acceleration by (y) the difference between the fair market value of an ordinary share on the NASDAQ Global Market on January 31, 2021, which was $94.36, and the per share exercise price of the unvested shares subject to acceleration.

(2)

The value of accelerated RSUs and PRSUs was calculated by multiplying (x) the number of shares subject to acceleration by (y) the fair market value of an ordinary share on the NASDAQ Global Market on January 31, 2021, which was $94.36. The value of accelerated PRSUs assumes a payout at a level of 100% of target.

(3)

Represents the aggregate premium payments that would be required to be paid to or on behalf of the NEO to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage as of January 31, 2021) for the period available to the executive.

PAY RATIO DISCLOSURE

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee. As discussed above in the “Compensation Discussion and Analysis,” we are engaged in a very competitive industry, and our success depends on our ability to attract, motivate and retain highly qualified, talented and creative employees. Consistent with our executive compensation program, our global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. Accordingly, our pay structures vary among our employees based on position and geographic location, with significant consideration given to local competitive market practices. We believe our compensation philosophy and process yield an equitable result for all of our employees.

As of January 31, 2021, the end of our fiscal year 2021, we had a total of 786 employees, of which approximately 24% were located in the U.S., primarily in Santa Clara, California, and 76% were located outside of the U.S., primarily in China and Taiwan. There were no changes in our employee compensation or employee population in fiscal year 2021, as compared to fiscal years 2019 and 2020, that would significantly affect the pay ratio.

Pay Ratio

During fiscal year 2021, the principal executive officer of Ambarella was our Chief Executive Officer, Dr. Feng-Ming (Fermi) Wang. For fiscal year 2021, the annual total compensation for Dr. Wang was $5,596,549, as disclosed under the Summary Compensation Table above, and the annual total compensation for our median employee was $89,074, calculated using the same methodology as applied for Dr. Wang in the Summary Compensation Table above, resulting in an estimated pay ratio of 63:1.

Identification of Median Employee

For purposes of identifying the median employee for fiscal year 2021, we considered the aggregate of all the following compensation elements for each of our employees, as compiled from our internal records as of January 31, 2021:

•	an estimate of the annual base salary or wages for fiscal year 2021;

•	bonuses or other cash incentives paid in fiscal year 2021; and

•	the grant date fair value of equity awards granted in fiscal year 2021.

We selected the above compensation elements because they represent Ambarella’s principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the monthly exchange rates for the twelve-month period ended January 31, 2021. In identifying the median employee, we did not make any cost-of-living adjustments or exclude any foreign jurisdictions in accordance with Item 402(u) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to utilize different methodologies and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of Ambarella’s equity compensation plans in effect as of January 31, 2021:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights		Weighted Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders:
2004 Stock Plan(1)	136,299	(4)	$9.03		0
2012 Equity Incentive Plan(2)	3,454,648	(5)	$45.19		2,390,794
2012 Employee Stock Purchase Plan(3)	—		$—		2,299,143
Equity compensation plans not approved by security holders	—		$—		—
TOTAL:	3,590,947		$38.33	(6)	4,689,937

(1)

Our Board of Directors adopted, and our shareholders approved, the 2004 Stock Plan, as amended, or 2004 Plan. The 2004 Plan was last amended on August 28, 2012. As a result of our initial public offering in October 2012 and the adoption of the 2012 Equity Incentive Plan at that time, we no longer grant awards under the 2004 Plan; however, all outstanding options issued pursuant to the 2004 Plan prior to our initial public offering continue to be governed by their existing terms. A total of 136,299 ordinary shares are reserved for issuance under the 2004 Plan pursuant to outstanding options.

(2)

Our Board of Directors adopted, and our shareholders approved, the 2012 Equity Incentive Plan, or 2012 Plan, which became effective in October 2012 in connection with our initial public offering. A total of 1,104,445 ordinary shares were initially authorized for issuance under the 2012 Plan. Shares reserved for issuance under the 2004 Plan that were not subject to outstanding awards at the completion of our initial public offering or which are subject to awards granted under the 2004 Plan and subsequently expire, terminate or are forfeited to us, are added to the 2012 Plan. In addition, the 2012 Plan provides that the number of ordinary shares available for issuance under the 2012 Plan will be increased on the first day of each fiscal year beginning with the 2014 fiscal year, in an amount equal to the least of (i) 3,500,000 ordinary shares, (ii) four and one-half percent (4.5%) of the outstanding ordinary shares on the last day of the immediately preceding fiscal year or (iii) such lesser number of ordinary shares determined by the Board.

(3)

Our Board of Directors adopted, and our shareholders approved, the 2012 Employee Stock Purchase Plan, or ESPP, which became effective in October 2012 in connection with our initial public offering. A total of 460,445 ordinary shares were initially authorized for issuance under the ESPP. The ESPP provides that the number of ordinary shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2014 fiscal year, in an amount equal to the least of (i) 1,500,000 ordinary shares, (ii) one and one-quarter percent (1.25%) of the outstanding ordinary shares on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by the Board.

(4)	Consists of options to purchase 136,299 shares.
(5)	Consists of 2,871,801 shares granted as restricted stock units and options to purchase 582,847 shares.
(6)	The weighted average exercise price does not take into account outstanding restricted stock units or restricted stock awards, which have no exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Ambarella’s ordinary shares as of March 1, 2021 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table (referred to in this Proxy Statement as our “named executive officers”); (iii) all executive officers and directors of Ambarella as a group; and (iv) all those known by Ambarella to be beneficial owners of more than five percent of its ordinary shares.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Shareholders:
BlackRock, Inc.(2)	2,842,984	7.99%
The Vanguard Group(3)	3,106,627	8.73%

Named Executive Officers and Directors:
Feng-Ming (Fermi) Wang(4)	773,708	2.16%
Leslie Kohn(5)	884,976	2.48%
Kevin C. (Casey) Eichler(6)	65,968	*
Yun-Lung (Michael) Chen(7)	73,642	*
Christopher Day(8)	22,413	*
Hsaio-Wuen Hon(9)	15,521	*
Chenming C. Hu(10)	25,550	*
Teresa H. Meng(11)	4,894	*
Christopher B. Paisley(12)	36,369	*
D. Jeffrey Richardson(13)	28,789	*
Elizabeth M. Schwarting(14)	2,129	*
Andrew W. Verhalen(15)	81,229	*

All executive officers and directors as a group (12 persons) (16)	2,015,188	5.60%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and, in the case of principal shareholders, Schedules 13G filed with the SEC prior to March 1, 2021. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Ambarella believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,577,155 of our ordinary shares outstanding on March 1, 2021. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, stock options held by that person that are currently exercisable or become exercisable within 60 days of March 1, 2021 and restricted stock unit awards held by that person that are subject to release within 60 days of March 1, 2021 are considered to be outstanding and beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Pursuant to a Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. reported that as of December 31, 2020 it had sole voting power over 2,784,518 shares and sole dispositive power over 2,842,984 shares, and that its principal address is 55 East 52nd Street, New York, NY 10055.

(3)

Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group reported that as of December 31, 2020 it had shared voting power over 47,922 shares, sole dispositive power over 3,030,834 shares, and shared dispositive power over 75,793 shares, and that its principal address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Includes (i) 130,444 shares that Dr. Wang has a right to acquire pursuant to outstanding options and (ii) 88,266 shares expected to be vested and delivered pursuant to outstanding restricted stock unit awards within 60 days of March 1, 2021.

(5)	Includes 48,426 shares expected to be vested and delivered pursuant to outstanding restricted stock unit awards within 60 days of March 1, 2021.
(6)

Includes (i) 13,333 shares that Mr. Eichler has a right to acquire pursuant to outstanding options and (ii) 10,402 shares expected to be vested and delivered pursuant to outstanding restricted stock unit awards within 60 days of March 1, 2021.

(7)

Includes (i) 19,493 shares that Mr. Chen has a right to acquire pursuant to outstanding options and (ii) 15,078 shares expected to be vested and delivered pursuant to outstanding restricted stock unit awards within 60 days of March 1, 2021.

(8)	Includes 14,297 shares expected to be vested and delivered pursuant to outstanding restricted stock unit awards within 60 days of March 1, 2021.
(9)	Includes 958 shares expected to be vested and delivered to Dr. Hon pursuant to an outstanding restricted stock unit award within 60 days of March 1, 2021.
(10)

Includes (i) 5,555 shares that Dr. Hu has a right to acquire pursuant to outstanding options, and (ii) 958 shares expected to be vested and delivered pursuant to an outstanding restricted stock unit award within 60 days of March 1, 2021.

(11)	Includes 958 shares expected to be vested and delivered to Dr. Meng pursuant to an outstanding restricted stock unit award within 60 days of March 1, 2021.
(12)

Includes (i) 7,777 shares that Mr. Paisley has a right to acquire pursuant to outstanding options, and (ii) 958 shares expected to be vested and delivered pursuant to an outstanding restricted stock unit award within 60 days of March 1, 2021.

(13)

Includes (i) 16,111 shares that Mr. Richardson has a right to acquire pursuant to outstanding options, and (ii) 958 shares expected to be vested and delivered pursuant to an outstanding restricted stock unit award within 60 days of March 1, 2021.

(14)	Includes 958 shares expected to be vested and delivered to Ms. Schwarting pursuant to an outstanding restricted stock unit award within 60 days of March 1, 2021.
(15)

Includes (i) 11,110 shares that Mr. Verhalen has a right to acquire pursuant to outstanding options, (ii) 958 shares expected to be vested and delivered pursuant to an outstanding restricted stock unit award within 60 days of March 1, 2021, and (iii) 1,700 shares held in family trusts.

(16)	Includes an aggregate 386,998 shares that our directors and executive officers have a right to acquire within 60 days of March 1, 2021 pursuant to outstanding options and restricted stock unit awards.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since February 1, 2020 and each currently proposed transaction in which:

•	Ambarella has been or is to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our ordinary shares, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements with Executive Officers and Directors

Ambarella has entered into indemnification agreements with each of its directors and executive officers pursuant to which Ambarella has agreed to indemnify the directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer. These indemnification agreements and Ambarella’s memorandum and articles of association will indemnify each of our directors and officers to the fullest extent permitted by applicable Cayman Islands law.

Code of Conduct Policy and Procedures

In 2012, Ambarella adopted a formal written policy that became effective upon completion of Ambarella’s initial public offering that all executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of our ordinary shares and any member of the immediate family of any of the foregoing persons, are not permitted to enter into a related party transaction in which the aggregate amount involved will or may be expected exceed $120,000 in any calendar year with Ambarella without the prior consent of Ambarella’s audit committee, subject to the pre-approval exceptions described below. If advance approval is not feasible, then the related party transaction will be considered at the audit committee’s next regularly scheduled meeting. In approving or rejecting any such proposal, the audit committee is to consider the relevant facts and circumstances including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board has delegated to the chair of the audit committee the authority to pre-approve or ratify any request to enter into a transaction with a related party, in which the amount involved is less than $250,000 and where the chair is not the related party. The audit committee may also review certain types of related party transactions that it has deemed pre-approved even if the aggregate amount involved will exceed $120,000 including, employment of executive officers, director compensation, certain transactions with other organizations in which the relevant person is not an executive officer or beneficial owner of more than 10%, certain charitable contributions, transactions where all shareholders receive proportional benefits, transactions involving competitive bids, regulated transactions and certain banking-related services.

PROPOSAL 5

APPROVAL OF THE AMBARELLA, INC. 2021 EQUITY INCENTIVE PLAN

Our shareholders are being asked to approve a new 2021 Equity Incentive Plan (the “2021 Plan”). Our current equity plan, the 2012 Equity Incentive Plan (the “2012 Plan”), currently is set to expire in 2022. The Board has adopted the 2021 Plan, subject to approval from our shareholders at the 2021 Annual Meeting of Shareholders. If our shareholders approve the 2021 Plan, it will immediately replace the 2012 Plan, the 2012 Plan will terminate immediately, and no further awards will be granted under the 2012 Plan, but the 2012 Plan will continue to govern awards previously granted under it. The 2021 Plan, if approved by shareholders, will allow the Company to continue to provide equity awards as part of the Company’s compensation program, a very important tool for motivating, attracting and retaining talented employees and for providing incentives that promote the Company’s business and increased shareholder value. If our shareholders do not approve the 2021 Plan, the 2012 Plan will remain in effect through the remainder of its term.

The Company’s named executive officers, directors and director nominees have an interest in this proposal as they are eligible to receive equity awards under the 2021 Plan. As such, no new plan benefits have been granted to date, and future awards under the 2021 Plan are not yet determinable.

Proposal

We have historically provided time-based restricted stock units, performance-based restricted stock units and stock options as an incentive to our employees, directors and consultants to promote increased shareholder value. The Board and management believe that time- and performance-based restricted stock units and stock options, as well as other types of equity awards, are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate all employees to increase shareholder value.

In addition, restricted stock units, stock options and other types of equity awards are considered a competitive necessity in the high technology sector in which we compete. This necessity has become more pronounced for us as we have transitioned to computer vision markets and sought to hire and retain AI engineers to support our transition to computer vision markets. As AI engineering experience has grown in importance, the pool of qualified candidates has become more limited, particularly in Silicon Valley, and we often compete for talent with companies much larger than us and our peer group of companies. Similarly, hiring and retaining very large-scale integration (VLSI) engineers that design our SoCs has become more critical as we have transitioned to more advanced process nodes, such as 5 nanometer, and seek to develop more complex solutions for new CV markets and applications.

The Board and its compensation committee believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company, and that long-term incentive compensation programs help align more closely the interests of management, employees and shareholders to create long-term shareholder value. The Board and its compensation committee believe that the approval of the 2021 Plan, and the Company’s ability to continue to grant equity awards after the expiration of the 2012 Plan, will be essential in attracting, retaining and rewarding high caliber employees who are essential to our success and in providing incentive to these individuals to promote the success of the Company.

If the 2021 Plan is not approved by our shareholders and a new equity incentive plan is not implemented prior to the expiration of the 2012 Plan, such a result is likely compel the Company to significantly increase the cash component of employee compensation to continue to attract and retain key employees because the Company would need to replace components of compensation the Company previously would have been able to deliver in the form of equity awards. As equity compensation is a significant component of our compensation structure, we anticipate hiring and retaining key talent, particularly AI and VLSI engineers, would become even more challenging if we were limited in our ability to offer equity awards.

The Board of Directors unanimously recommends that shareholders vote “FOR” the adoption of the 2021 Equity Incentive Plan.

Background of the Share Reserve Under the 2021 Plan

If our shareholders approve this the 2021 Plan, we currently anticipate that the shares will be sufficient to meet our expected needs through the date of our 2024 annual meeting of our shareholders (“2024 Annual Meeting”). The total number of Company ordinary shares that will be reserved for issuance under the 2021 Plan will be equal to 1,350,000 ordinary shares of the Company, plus (i) any shares subject to outstanding awards granted under the 2012 Plan that, after the date the 2012 Plan is terminated, are cancelled, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Company due to failure to vest, and (ii) any shares that, as of immediately prior to the termination of the 2012 Plan, are available for grant under the 2012 Plan (up to the maximum for these additions as described below). As of April 1, 2021, a total of 3,660,222 ordinary shares were reserved and available for grant under the 2012 Plan, although the Company may grant additional awards under the 2012 Plan prior to its termination.

In determining the number of shares to be reserved for issuance under the 2021 Plan, the Compensation Committee and the Board considered the following:

Historical Grant Practices. The compensation committee and the Board considered the historical amounts of equity awards that we granted in the past three years. The annual share usage, or burn rate, under our equity compensation program for the last three years was as follows:

Annual Share Usage	Fiscal Year 2019	Fiscal Year 2020	Fiscal Year 2021	Three-Year Average
Stock Options Granted	116,600	66,850	51,200	78,217
RSUs Granted	1,288,456	1,180,925	1,330,581	1,266,654
Performance-based RSUs Earned(1)	0	62,273	182,519	81,597
Total Equity Awards Granted/Earned	1,405,056	1,310,048	1,564,300	1,426,468
Basic Weighted Average Ordinary Shares Outstanding	32,713,606	33,083,562	34,679,717	33,492,295
Unadjusted Burn-Rate	4.30%	3.96%	4.51%	4.26%
Adjusted Burn-Rate(2)	8.23%	7.72%	8.87%	8.28%

(1)

The table above includes performance-based RSUs that were earned in the applicable fiscal year. The target number of performance-based RSUs granted in those fiscal years were: fiscal year 2019: 104,296; fiscal year 2020: 170,074; fiscal year 2021: 168,622.

(2)	We have applied a multiplier of 2.0x for all RSUs granted, and performance-based RSUs earned, for the purposes of calculating the adjusted burn rate.

Forecasted Grant Practices. The Board and the Compensation Committee anticipate that the shares reserved under the 2021 Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the 2021 Plan for approximately the next three years. As a result, we anticipate that we will be requesting additional shares under the 2021 Plan at our 2024 Annual Meeting. Despite the projected share use described above, future circumstances and business needs, such as higher than expected headcount increases, including officers and other key employees to support growth in development or commercial activities or merger and acquisition activity, may result in a significant increase in projected options or restricted stock unit grants.

Overhang. As of April 1, 2021, our overhang is 10.21%. For this purpose we calculated overhang as (x) the sum of (i) 665,142 ordinary shares subject to outstanding options under our 2004 Stock Plan and the 2012 Plan, plus (ii) 3,036,354 ordinary shares subject to outstanding restricted stock units under the 2012 Plan, including performance-based restricted stock units (assuming the maximum level of achievement of the applicable performance goals), divided by (y) 36,261,612, which is the total number of outstanding Company ordinary shares as of April 1, 2021. The outstanding options have a weighted average exercise price of $40.5938 and a weighted average remaining term of 4.5 years. Our 2004 Stock Plan previously terminated and, therefore, no additional equity awards have been granted under such plan since its termination or will be granted under such plan in the future. If the 2021 Plan is approved, the 2012 Plan will immediately terminate and, upon such termination, no additional equity awards will be granted under the 2012 Plan.

Key Features of the 2021 Plan

•	The 2021 Plan will continue for a term of ten years from the date it was adopted by the Board in April 2021, until terminated earlier by the Board or its compensation committee.

•

The 2021 Plan provides for the grant of stock options, both incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

•	The 2021 Plan will be administered by the compensation committee of the Board, the Board or, if designated by the Board, another committee of the Board.

•

A number of ordinary shares of the Company will be authorized for issuance pursuant to awards under the 2021 Plan equal to (a) 1,350,000 ordinary shares of the Company, plus (b) (i) any shares subject to awards granted under the 2012 that, after the date the 2012 Plan is terminated, are cancelled, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Company due to failure to vest, and (ii) any shares that, as of immediately prior to the termination of the 2012 Plan, have been reserved but not issued pursuant to any awards granted under the 2012 Plan and are not subject to any awards thereunder, with the maximum number of shares to be added to the 2021 Plan pursuant to clause (b) equal to 6,834,208 ordinary shares. As of April 1, 2021, the number of ordinary shares subject to awards outstanding under the 2012 Plan was 3,173,986 shares (assuming target level of achievement of the applicable performance goals under outstanding performance-based restricted stock units). None of these shares will become available for grant under the 2021 Plan unless, and until, the awards covering such shares are cancelled, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Company due to failure to vest. As of April 1, 2021, a total of 3,660,222 ordinary shares (assuming target level of achievement of the applicable performance goals under outstanding performance-based restricted stock units) remained reserved but not issued pursuant to, and were not subject to, any awards under the 2012 Plan.

•

The 2021 Plan does not include an “evergreen” feature (under which a formula-based number of shares is added annually to the share reserve without the further approval of our shareholders). This represents a change from the 2012 Plan, which contains an evergreen feature.

•

The 2021 Plan provides that shares used to pay the exercise price of an award or to satisfy the tax withholding obligations of an award will not become available for future grant or sale under the 2021 Plan. With respect to stock appreciation rights, the gross number of shares covered by the award cease to be available under the 2021 Plan, rather than the net number of shares. These represent changes from the 2012 Plan.

•

The 2021 Plan prohibits us from instituting a program to reduce the exercise price of outstanding awards, surrender or cancel outstanding awards for new awards and/or cash, and/or that provides a participant the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the 2021 Plan administrator (collectively, “exchange programs”). This is a change from the 2012 Plan, under which such exchange programs are permitted without the approval of our shareholders.

•

Dividends or other distributions payable with respect to shares subject to awards will not be paid unless and until the underlying shares vest and no dividends or other distributions will be paid with respect to shares that are subject to unexercised stock options or stock appreciation rights.

•

Non-employee members of the Board may not be granted, in any fiscal year, awards or cash retainers or fees for service as a non-employee director that, in the aggregate, are in excess of limits contained in the 2021 Plan. These dollar limits included in the 2021 Plan are the same as the limits included in the

2012 Plan, except that the 2021 Plan limits apply to both equity awards granted under the 2021 Plan and cash retainers and fees for non-employee director service, while the limits under the 2012 Plan applied only to equity awards granted under the 2012 Plan.

•

The 2021 Plan is substantively similar to the 2012 Plan in most respects, but there are some material differences between the 2021 Plan and the 2012 Plan, including (in addition to the items noted above): the removal of per-person share limits in light of recent amendments to Section 162(m) of the Internal Revenue Code (although the 2021 Plan continues to include limits with respect to non-employee members of the Board); unlike the 2012 Plan, the 2021 Plan explicitly includes the ability to provide for an extension of an option or a stock appreciation right’s post-service exercise period upon certain cessations of service if the exercise of the award following such cessation of service would result in certain types of liability or would violate securities laws; the elimination in the 2021 Plan of dividend equivalents as an available specific award type; the elimination in the 2021 Plan of deferred stock units, although deferred equity awards may still be granted under the 2021 Plan; the elimination of performance shares and performance units, as separate award types, in favor of a more general category of performance awards (and the continued ability to grant awards of other equity types, such as restricted stock units, that are performance-based), and changes to update and clarify certain definitions, such as the definition of change in control and consultant.

Summary of the 2021 Plan

The following paragraphs provide a summary of the principal features of the 2021 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan. A copy of the 2021 Plan is attached to this proxy statement as Annex A.

Purposes of the 2021 Plan

The purposes of the 2021 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the Company, and to promote the success of the Company’s business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator (as defined below) of the 2021 Plan may determine.

Eligibility

The 2021 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to the Company’s employees and any of its parent and subsidiary corporations’ employees, and the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards to employees, directors and consultants of the Company and employees and consultants of any of its parents or subsidiaries. As of April 1, 2021, approximately, 7 non-employee directors and approximately 790 employees (including employee directors) and 1 consultant are eligible to participate in the 2021 Plan. The basis for participation in the 2021 Plan by eligible persons is the selection of such persons by the administrator (or its proper delegate) in its discretion.

Authorized Shares

Subject to the adjustment provisions contained in the 2021 Plan, the total number of Company ordinary shares that will be reserved for issuance under the 2021 Plan will equal (a) 1,350,000 ordinary shares of the Company, plus (b) (i) any shares subject to awards granted under the 2012 Plan that, after the date the 2012 Plan is terminated, are cancelled, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Company due to failure to vest, and (ii) any Company ordinary shares that, as of immediately prior to the termination of the 2012 Plan, have been reserved but not issued pursuant to any awards granted under the 2012 Plan and are not subject to any awards thereunder, with the maximum number of shares to be added to the 2021 Plan pursuant to clause (b) equal to 6,834,208 ordinary shares of the Company. The shares may be authorized, but unissued, or reacquired ordinary shares. As of April 1, 2021, the number of ordinary shares subject to awards outstanding under the 2012 Plan was 3,173,986 shares (assuming target level of achievement of the applicable performance goals under outstanding performance-based restricted stock units). None of these shares will become available for grant under the 2021 Plan unless, and until, the awards covering such shares are cancelled, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Company due to failure to vest. As of April 1, 2021, a total of 3,660,222 ordinary shares remained reserved but not issued pursuant to, and were not subject to, any awards under the 2012 Plan, although the Company may grant additional awards under the 2012 Plan prior to approval of the 2021 Plan by shareholders.

If any award granted under the 2021 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, or performance awards, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to the exercise of stock appreciation rights settled in shares, the gross number of shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, will cease to be available under the 2021 Plan. If shares issued pursuant to restricted stock, restricted stock units, or performance awards are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations of an award will not become available for future grant or sale under the 2021 Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the 2021 Plan.

Adjustments to Shares Subject to the 2021 Plan

In the event of any dividend or other distribution (whether in the form of cash, ordinary shares, other securities, or other property), recapitalization, share or stock split, reverse share or stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s ordinary shares occurs (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan, and/or the number, class and price of shares subject to outstanding awards, and the numerical share limits contained in the 2021 Plan.

Dividends

With respect to any options and stock appreciation rights granted under the 2021 Plan, until the ordinary shares are issued under the award, the participant will not have any rights to dividends or other rights as a shareholder with respect to such shares, including even if the participant has exercised the award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued under the option or stock appreciation right, except as provided in the 2021 Plan (and summarized further below). Participants holding restricted stock will be entitled to receive all dividends and other distributions paid with respect to the shares (whether vested or unvested) subject to such award, unless the administrator provides otherwise. Until the ordinary shares are issued under restricted stock units and performance awards, the participant will not have any rights to dividends or any other rights as a shareholder with respect to such shares, unless determined otherwise by the administrator. However, any dividends or distributions payable with respect to restricted stock or with respect to restricted stock units and performance awards (if at all), will be subject to the same restrictions on transferability and/or forfeitability as the shares subject to such award on which they were paid. The number of ordinary shares available for issuance under the 2021 Plan will not be reduced to reflect any dividends or other distributions that are reinvested into additional ordinary shares or credited as additional ordinary shares subject to or paid with respect to an award.

Plan Administration

The 2021 Plan will be administered by the Board, any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the 2021 Plan (the “administrator”). The compensation committee of the Board initially will administer the 2021 Plan. In addition, to the extent it is desirable to qualify transactions under the 2021 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the provisions of the 2021 Plan, the administrator has the power to interpret and administer the 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including but not limited to, the power to determine the fair market value of the ordinary shares, to determine whether and to what extent awards are granted under the 2021 Plan, select the service providers to whom awards may be granted, determine the number of shares or dollar amounts covered by each award, approve forms of award agreements for use under the 2021 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an award, construe and interpret the terms of the 2021 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2021 Plan, including making rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the 2021 Plan or qualifying for favorable tax treatment under applicable non-U.S. laws, modify or amend each award, and allow a participant to defer the receipt of payment of cash or the delivery of shares that otherwise would be due to such participant under an award. The administrator’s decisions, interpretations and other actions are final and binding on all participants and will be given the maximum deference permitted by applicable law. Notwithstanding the powers of the administrator, the administrator may not institute an exchange program.

Stock Options

Stock options may be granted under the 2021 Plan. The exercise price of options granted under the 2021 Plan generally must be equal to at least 100% of the fair market value of a Company ordinary share on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by award holders of companies that the Company acquires in a manner consistent with Section 424(a) of the Internal Revenue Code. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of the Company’s (or any of its parent’s or subsidiary’s) outstanding shares, the term of an incentive stock option granted to such participant must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of an ordinary share of the Company on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, certain ordinary shares of the Company, cashless exercise, net exercise, as well as other types of consideration permitted by applicable law. Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. After the cessation of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the option will remain exercisable for twelve months following the cessation of service. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for ninety days following the cessation of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the terms of options. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the U.S. Securities Act of 1933, as amended.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of Company ordinary shares between the date of grant and the exercise date. The term of a stock appreciation right may not exceed ten years. After the cessation of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. The terms and conditions relating to the maximum term and the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights. Subject to the provisions of the 2021 Plan, the administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with ordinary shares of the Company, or a combination of both, except that the per-share exercise price for the shares that will be used to determine the amount of payment or number of shares to be issued pursuant to the exercise of a stock appreciation right generally will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of ordinary shares of the Company that may have vesting requirements under any such terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2021 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever vesting conditions (if any) it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Shares of restricted stock that do not vest are subject to the right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units (or “RSUs”) may be granted under the 2021 Plan. Each restricted stock unit is a bookkeeping entry representing an amount equal to the fair market value of one ordinary share of the Company. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of restricted stock units, including any vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Performance Awards

Performance awards may be granted under the 2021 Plan. Performance awards are awards that may be earned in whole or in part on the attainment of performance goals or other vesting criteria that the administrator may determine, and that may be denominated in cash or stock. Each performance award will have an initial value that is determined by the administrator. Subject to the terms and conditions of the 2021 Plan, the administrator determines the terms and conditions of performance awards, including any vesting criteria and form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Non-Employee Directors

All outside (non-employee) directors will be eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan. The 2021 Plan provides that in any given fiscal year of ours, no outside director may be granted any equity awards (including equity awards under the 2021 Plan) (the value of which will be based on their grant date fair value) and be provided any cash retainers or fees for service as an outside director in amounts that, in the aggregate, exceed $500,000, provided that in the Company’s fiscal year of the individual’s initial service as a non-employee director, such amount is increased to $1,000,000. For the purposes of this maximum limit provision, the grant date fair values of awards granted under the 2021 Plan will be determined according to U.S. GAAP. Any awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than an outside director), will not count toward this limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to the outside directors under the 2021 Plan in the future.

Non-Transferability of Awards

Unless the administrator provides otherwise, the 2021 Plan generally will not allow for the transfer of awards other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Dissolution or Liquidation

If there is a proposed liquidation or dissolution of the Company, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

Merger or Change in Control

The 2021 Plan provides that in the event of the Company’s merger with or into another corporation or other entity or change in control, as defined in the 2021 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator may provide that awards granted under the 2021 Plan will be assumed or substituted by substantially equivalent awards, be terminated immediately before the merger or change in control, become vested and exercisable or payable and be terminated in connection with the merger or change in control, be terminated in exchange for cash, other property or other consideration or any combination of the above. The administrator is not required to treat all awards, all awards held by a participant, all portions of awards, or all awards of the same type, similarly.

If a successor corporation or its parent or subsidiary does not assume or substitute for any outstanding award (or a portion of such award), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator. The award (or its applicable portion) will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

If awards granted to a non-employee director while such individual was a non-employee director are assumed or substituted for in the merger or change in control and the service of such non-employee director is terminated (other than upon his or her voluntary resignation that does not include a resignation at the request of the acquirer) on or following the merger or change in control, all such awards will fully vest, all restrictions on such awards will lapse, all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels and such awards will become fully exercisable, if applicable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the non-employee director authorized by the administrator.

Forfeiture and Clawback

In the event that the Company is required to restate its audited financial statements due to material noncompliance with any financial reporting requirement under the securities laws, each current or former executive officer participant shall be required to immediately repay the Company any compensation they received pursuant to awards granted under the 2021 Plan during the three-year period preceding the date upon which the Company is required to prepare the restatement that is in excess of what would have been paid to the executive officer participant under the restated financial statement, in accordance with Section 10D of the U.S. Securities Exchange Act of 1934, as amended, and any rules promulgated thereunder. Any amount required to be repaid under this provision will be determined by the administrator in its sole discretion, unless otherwise required by applicable laws.

In addition, awards will be subject to any clawback policy of which we are required to adopt pursuant to the listing standards of any national securities exchange or association on which Company securities are listed or as is otherwise required by applicable laws. The administrator may require a participant to forfeit or return to us, or reimburse us for, all or a portion of the award and any amounts paid under the award in order to comply with any such clawback policy or with applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events.

Amendment or Termination

The 2021 Plan will become effective upon the date on which it is approved by the shareholders of the Company. It will continue in effect for a term of ten years from the date of the adoption of the 2021 Plan by the Board, unless terminated earlier by the administrator. In addition, the administrator will have the authority to amend, suspend, or terminate the 2021 Plan or any part of the 2021 Plan, at any time and for any reason, but such action generally may not materially impair the rights of any participant without his or her written consent.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations as of April 1, 2021, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Internal Revenue Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the date of exercise of the option, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise of the option (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized with respect to the share disposition, there will be no ordinary income, and such loss will be a capital loss.

For purposes of the alternative minimum tax, the difference between the fair market value of the shares over the option exercise price on the date of exercise of the option is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise (unless the shares are disposed of in the same year as the option exercise). In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.

Nonstatutory Stock Options

A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant of such an option. However, upon exercising the option, the participant generally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale or other disposition of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.

Stock Appreciation Rights

In general, no taxable income for ordinary income tax purposes is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant, pursuant to Section 83(b) of the Internal Revenue Code, may elect to accelerate the ordinary income tax event to the date of acquisition of the shares by filing an election with the IRS generally no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards and Performance Awards

There generally are no immediate tax consequences of receiving an award of restricted stock units or a performance award. A participant who is granted restricted stock units or performance awards generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the time of settlement. If the participant is an employee, generally such ordinary income is subject to withholding of income taxes, and certain employment tax withholdings also would apply to the shares that vest. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Section 409A

Section 409A of the Internal Revenue Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards with a deferral feature granted under the 2021 Plan to a participant subject to U.S. income tax will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax

In addition, a participant’s annual “net investment income,” as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% U.S. federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of ordinary shares of the Company issued pursuant to awards under the 2021 Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. Special rules limit the deductibility of compensation paid to the Company’s chief executive officer and certain “covered employees” as determined under Section 162(m) of the Internal Revenue Code and applicable guidance. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director or consultant may receive under the 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of ordinary shares subject to options, restricted stock units and performance-based restricted stock units (at the target number of shares awarded) granted under the 2012 Plan to our NEOs and the below-listed groups during the last fiscal year (no other types of awards were granted to such individuals during the last fiscal year) and (ii) the average per share exercise price of such options. As of April 1, 2021, the closing price of an ordinary share of the Company as reported on the NASDAQ Global Market was $105.23.

Name of Individual or Group	Number of Options Granted	Weighted Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Units Granted	Number of Shares of Performance – Based Restricted Stock Units Granted
Feng-Min (Fermi) Wang, Ph.D., Chairman of the Board of Directors, President and Chief Executive Officer			52,674	43,109
Leslie Kohn, Chief Technology Officer and Director			39,529	32,816
Kevin C. “Casey” Eichler, Chief Financial Officer			19,152	14,320
Yun-Lung (Michael) Chen, Vice President, Business Development			11,034	8,538
Christopher Day, Vice President, Marketing and Business Development			10,271	8,055
All executive officers, as a group			132,660	106,838
All directors who are not executive officers, as a group			27,744	—
All employees who are not executive officers, as a group	51,200	59.54	1,170,177	61,784

Vote Required for Approval

Approval of the 2021 Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Failure to vote by proxy or to vote in person at the special meeting, or a broker non-vote will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board recommends a vote FOR the approval of the 2021 Equity Incentive Plan proposal.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

If a shareholder wishes to present a proposal to be included in our Proxy Statement for the 2022 Annual Meeting of Shareholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary no later than December 31, 2021. Proposals we receive after that date will not be included in the Proxy Statement. We urge shareholders to submit proposals by Certified Mail—Return Receipt Requested.

A shareholder proposal not included in our proxy statement for the 2022 Annual Meeting of Shareholders will be ineligible for presentation at the 2022 Annual Meeting of Shareholders unless the shareholder gives timely notice of the proposal in writing to the Secretary of Ambarella at the principal executive offices of Ambarella. Under our articles of association, in order for a matter to be deemed properly presented by a shareholder, timely notice must be delivered to, or mailed and received by, us not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the one-year anniversary of the date of our proxy statement provided in connection with the previous year’s Annual Meeting of shareholders, which dates are December 31, 2021 and January 30, 2022, respectively, for the 2022 Annual Meeting of Shareholders; provided, however, that in the event that we did not hold an Annual Meeting in the prior year or if the date of the Annual Meeting is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting, we must receive the shareholder’s notice not earlier than the close of business on the 120th day prior to the Annual Meeting and not later than the close of business on the later of 90 days prior to the Annual Meeting and the 10th day after the day we provided such public disclosure of the meeting date.

The shareholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the shareholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the shareholder; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by such shareholder pursuant to our articles of association or the proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

HOUSEHOLDING OF PROXY MATERIALS

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding ordinary shares of Ambarella but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of the Notice of Internet Availability for our proxy materials until such time as one or more of these shareholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single copy of the Notice of Internet Availability as a result of householding, and you would like to have separate copies mailed to you or if you receive multiple copies and would like to receive a single copy, please submit a request to Corporate Secretary, Ambarella, Inc., 3101 Jay Street, Santa Clara, California 95054 or make a request by e-mail at ir@ambarella.com, and we will promptly send you what you have requested. Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2021

The notice of annual meeting, proxy statement and annual report are available at www.edocumentview.com/AMBA. If you are a shareholder of record, you also may view these materials at http://www.envisionreports.com/AMBA.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

MICHAEL MOREHEAD

General Counsel and Secretary

April 30, 2021

Annex A

AMBARELLA, INC.

2021 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2.    Definitions. As used herein, the following definitions will apply:

2.1    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2    “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Ordinary Shares, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock or share exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5    “Board” means the Board of Directors of the Company.

2.6    “Change in Control” means the occurrence of any of the following events:

(a)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the shares of the Company that, together with the shares held by such Person, constitutes more than fifty percent (50%) of the total voting power of the shares of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional shares by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the shares of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the shares of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the shareholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting shares immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the shares of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b)    Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s shares, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding shares of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

2.9    “Company” means Ambarella, Inc., a Cayman Islands corporation, or any successor thereto.

2.10    “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.11    “Director” means a member of the Board.

2.12    “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.13    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.14    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.15    “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced.

2.16    “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Ordinary Shares determined as follows:

(a)    If the Ordinary Shares are listed on any established stock or share exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such shares (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Ordinary Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    In the absence of an established market for the Ordinary Shares, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.17    “Fiscal Year” means the fiscal year of the Company.

2.18    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.19    “Inside Director” means a Director who is an Employee.

2.20    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.21    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.22    “Option,” “Stock Option,” or “Share Option” means an option to purchase Shares granted pursuant to the Plan.

2.23    “Ordinary Shares” shall mean the Ordinary Shares of the Company.

2.24    “Outside Director” means a Director who is not an Employee.

2.25    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.26    “Participant” means the holder of an outstanding Award.

2.27    “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or share-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing granted pursuant to Section 10.

2.28    “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.29    “Plan” means this 2021 Equity Incentive Plan.

2.30    “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.31    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.32    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.33    “Section 16b” means Section 16(b) of the Exchange Act.

2.34    “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.35    “Section 457A” means Code Section 457A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.36    “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.37    “Service Provider” means an Employee, Director or Consultant.

2.38    “Share” means an Ordinary Share, as adjusted in accordance with Section 15 of the Plan.

2.39    “Stock Appreciation Right,” “Share Appreciation Right,” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

2.40    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.41    “Trading Day” means a day that the primary stock or share exchange, national market system, or other trading platform, as applicable, upon which the Ordinary Shares are listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion), is open for trading.

2.42    “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.    Shares Subject to the Plan.

3.1    Shares Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan will be equal to (a) 1,350,000 Shares plus (b) (i) any Shares subject to awards granted under the Company’s 2012 Equity Incentive Plan (the “Prior Plan”) that, after the date the Prior Plan is terminated, are cancelled, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Company due to failure to vest, and (ii) any Shares that, as of immediately prior to the termination of the Prior Plan, have been reserved but not issued pursuant to any awards granted under the Prior Plan and are not subject to any awards thereunder, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 6,834,208 Shares. In addition, Shares may become available for issuance under Section 3.2. The Shares may be authorized but unissued, or reacquired Ordinary Shares.

3.2    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights that are settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.2.

3.3    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.    Administration of the Plan.

4.1    Procedure.

4.1.1    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a)    to determine the Fair Market Value;

(b)    to select the Service Providers to whom Awards may be granted hereunder;

(c)    to determine whether and to what extent Awards are granted hereunder;

(d)    to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(e)    to approve forms of Award Agreements for use under the Plan;

(f)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(g)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(i)    to modify or amend each Award (subject to Sections 4.3 and 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

(j)    to allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 16;

(k)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(m)    to make all other determinations deemed necessary or advisable for administering the Plan.

4.3    No Exchange Program or Repricing. Notwithstanding the powers of the Administrator set forth herein, the Administrator will not be permitted to implement an Exchange Program.

4.4    Dividends. With respect to any Options and Stock Appreciation Rights, until the Shares are issued (as evidenced by the appropriate entry in the Register of Members of the Company or on the books of the Company or of a duly authorized transfer agent or registrar of the Company, as applicable) thereunder, no right to receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to such Award, including without limitation notwithstanding any exercise of such Award. Further, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under an Option or Stock Appreciation Right, except as provided in Section 15 of the Plan. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise; provided, however, that any such dividends or distributions payable with respect to such Shares will be subject to the same restrictions on transferability and/or forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Awards of Restricted Stock Units and Performance Awards, until the Shares are issued (as evidenced by the appropriate entry in the Register of Members of the Company or on the books of the Company or a duly authorized transfer agent of the Company, as applicable), no right to receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to such Award, unless determined otherwise by the Administrator; provided, however, that any such dividends or distributions that the Administrator determines will be payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares subject to such Award with respect to which they were paid. For the avoidance of doubt, the number of Shares available for issuance under the Plan will not be reduced to reflect any dividends or other distributions that are reinvested into additional Shares or credited as additional Shares subject to or paid with respect to an Award.

4.5    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.    Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Stock Options.

6.1    Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2    Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6.3, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4    Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5    Option Exercise Price and Consideration.

6.5.1    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (d) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (e) by net exercise; (f) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (g) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6    Exercise of Option.

6.6.1    Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option, to the extent that the Option is vested on the date of termination, within ninety (90) days of termination, or such shorter or longer period of time, as is specified in the Award Agreement or in writing by the Administrator, in each case, in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of termination, or such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5    Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a)    if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

(b)    if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.    Stock Appreciation Rights.

7.1    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2    Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3    Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.

7.6    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.    Restricted Stock.

8.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

8.3    Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.    Restricted Stock Units.

9.1    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.    Performance Awards.

10.1    Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2    Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3    Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4    Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5    Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11.    Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year, Awards (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and be provided any cash retainers for service as an Outside Director in amounts that, in the aggregate, exceed $500,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 11.

12.    Compliance With Section 409A and Exemption from Section 457A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, and, if applicable, to be exempt from the application of Section 457A, in each case except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A or Code Section 457A and the U.S. Treasury Regulations promulgated thereunder.

13.    Leaves of Absence/Transfer Between Locations; Part-Time Service. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company (or the Parent or Subsidiary of the Company employing or engaging the Participant) or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option. If the Administrator so provides, if as a condition to being permitted to work on a less than full-time basis, to the extent permitted by Applicable Laws, the Participant agrees that any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in connection with such transition to a less than a full-time basis, vesting shall be adjusted in accordance with such agreement. In such event, if the Administrator so provides, such vesting shall be proportionately readjusted prospectively in the event that the Participant subsequently becomes regularly scheduled to work additional hours of service.

14.    Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

15.1    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share or stock split, reverse share or stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and numerical Share limits in Section 3.

15.2    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3    Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the

Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume the Award (or portion thereof) as described below, or substitute for the Award (or portion thereof) as described above, the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether shares, cash, or other securities or property) received in the merger or Change in Control by holders of Ordinary Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely ordinary shares or common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Award, for each Share subject to such Award, to be solely ordinary shares or common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, an Award that vests, is earned or paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to

Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4     Outside Director Awards. With respect to Awards granted to an Outside Director while such individual was an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

16.    Tax Withholding.

16.1    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its

Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.    Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the date on which the Company’s shareholders approve the Plan. The Plan will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20.    Amendment and Termination of the Plan.

20.1    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

20.2    Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless (i) mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, (ii) as the Administrator deems necessary or appropriate to clarify the manner of exemption from Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax or interest under Code Section 409A(a)(1)(B), or (iii) to comply with other Applicable Laws. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.    Conditions Upon Issuance of Shares.

21.1    Legal Compliance. The Company will make good faith efforts to comply with all Applicable Laws related to the issuance of Shares. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock or share exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.

21.2    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.3    Failure to Accept Award. If a Participant has not accepted an Award to the extent such acceptance has been requested or required by the Company or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the first date the Shares subject to such Award are scheduled to vest, then the portion of the Award scheduled to vest on such date will be cancelled on such date and such Shares subject to the Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.

22.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock or share exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.    Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24.    Forfeiture Events.

24.1    In the event that the Company is required to restate its audited financial statements due to material noncompliance with any financial reporting requirement under the securities laws, each current or former executive officer Participant shall be required to immediately repay the Company any compensation they received pursuant to Awards hereunder during the three-year period preceding the date upon which the Company is required to prepare the restatement that is in excess of what would have been paid to the executive officer Participant under the restated financial statement, in accordance with Section 10D of the Exchange Act and any rules promulgated thereunder. Any amount required to be repaid hereunder shall be determined by the Administrator in its sole discretion, unless otherwise required by Applicable Laws, and shall be binding on all current and former executive officer Participants.

24.2    Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

24.3    The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

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Ambarella TM
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
2021 Annual Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals – The Board of Directors recommend a vote FOR each of the nominees listed and FOR Proposals 2, 3 and 5, and for every 1 YEAR on Proposal 4. +
1. Election of Directors:
01 - Hsiao-Wuen Hon, Ph.D.
For Withhold
02 - Christopher B. Paisley
For Withhold
03 - Andrew W. Verhalen
For Withhold
2. Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Ambarella, Inc. for the fiscal year ending January 31, 2022.
For Against Abstain
3. Advisory vote to approve the compensation of Ambarella, Inc.’s named executive officers.
For Against Abstain
4. Advisory vote to approve the frequency of future advisory votes on the compensation of Ambarella, Inc.’s named executive officers.
1 Year 2 Years 3 Years Abstain
5. Approve the Ambarella, Inc. 2021 Equity Incentive Plan.
B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box.
1 U P X 5 0 1 7 2 9 +
03G2TA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/AMBA
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy – Ambarella, Inc.
Notice of 2021 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting – June 17, 2021
Feng-Ming (Fermi) Wang, Kevin C. Eichler and Michael Morehead, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Ambarella, Inc. to be held on June 17, 2021 or at any postponement or adjournment thereof.
This proxy, when properly executed, will be voted in the manner as directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors as described on the reverse side.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)